                              WHIRLPOOL 401(k) PLAN
                (amended and restated, effective January 1, 1997)
                        (as amended through July 1, 2000)

                                TABLE OF CONTENTS
                                -----------------

ARTICLE                                                                                         PAGE
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
I        ESTABLISHMENT AND PURPOSE OF PLAN .................................................     1

II       DEFINITIONS .......................................................................     2
         2.1      Definitions ..............................................................     2
         2.2      Gender and Number ........................................................     7

III      PARTICIPATION .....................................................................     7
         3.1      Eligibility ..............................................................     7
         3.2      Effective Date of Participation ..........................................     7

IV       MEMBER DEPOSITS ...................................................................     7
         4.1      Tax-Deferred Deposits ....................................................     7
         4.2      Rollover Contributions ...................................................     8
         4.3      Dates and Manner of Deposit Elections ....................................     9

V        EMPLOYER CONTRIBUTIONS ............................................................     9
         5.1      Employer Matching Contributions ..........................................     9
         5.2      Qualified Military Service ...............................................    10

VI       LIMITATIONS .......................................................................    10
         6.1      Limitations on Annual Account Additions ..................................    10
         6.2      Limitation on Deposits and Contributions .................................    13
         6.3      Limit on Total Contribution of Employer; Precluding Excess Allocations ...    19

VII      INVESTMENT ELECTIONS, ACCOUNTS AND RECORDS OF THE PLAN ............................    19
         7.1      Accounts .................................................................    19
         7.2      Records ..................................................................    19
         7.3      Statements to Members ....................................................    20
         7.4      Investment of Matching Contributions .....................................    20
         7.5      Investment of Other Contributions ........................................    20
         7.6      Transfers Among Investment Funds .........................................    20
         7.7      Valuations ...............................................................    20
         7.8      Account Balances .........................................................    20
         7.9      Investment Elections and Other Transactions by Officers ..................    21

VIII     IN-SERVICE WITHDRAWALS AND LOANS ..................................................    21

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
ARTICLE                                                                                                   PAGE
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
     8.1      Withdrawals from After-Tax Deposits .......................................................   21
     8.2      Age 591/2 Withdrawals .....................................................................   21
     8.3      Hardship Withdrawals of Tax-Deferred Deposits, Matching Contributions and Rollovers .......   21
     8.4      Payment of Withdrawals ....................................................................   23
     8.5      Loans .....................................................................................   23
     8.6      Withdrawal Fees ...........................................................................   25

IX   DISTRIBUTIONS ......................................................................................   25
     9.1      Distribution Upon Termination of Employment ...............................................   25
     9.2      Timing and Manner of Distributions ........................................................   25
     9.3      Manner of Distribution and Timing of Death Distributions ..................................   28
     9.4      Designation of Beneficiary ................................................................   30
     9.5      Limitation on Benefits and Distributions ..................................................   31
     9.6      Distributions Payable to Incompetents .....................................................   31
     9.7      Effect of Reemployment ....................................................................   32
     9.8      Distribution Fees .........................................................................   32

X    TOP-HEAVY PROVISIONS ...............................................................................   32
     10.1     Top-Heavy Provisions ......................................................................   32
     10.2     Definitions of Terms ......................................................................   32
     10.3     Minimum Vesting Schedule ..................................................................   35
     10.4     Change in Top-Heavy Status ................................................................   35
     10.5     Maximum Benefit Exception .................................................................   36
     10.6     Nonduplication of Top-Heavy Minimum Benefits ..............................................   37

XI   NONASSIGNABILITY ...................................................................................   37

XII  TRUST AGREEMENT ....................................................................................   38

XIII MANAGEMENT AND ADMINISTRATION ......................................................................   38
     13.1     Administrator .............................................................................   38
     13.2     Claims Review Procedure ...................................................................   39
     13.3     Delegation ................................................................................   39
     13.4     Expenses of Administration ................................................................   39
     13.5     Employment of Specialists .................................................................   39
     13.6     Information for Benefits and Data .........................................................   39
     13.7     Indemnity for Liability ...................................................................   40
     13.8     Unclaimed Payments ........................................................................   40
     13.9     Effect of Mistake .........................................................................   40

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
ARTICLE                                                                     PAGE
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
XIV   COMPANY AND EMPLOYER RIGHTS ........................................    40
      14.1     Company's Interest in Trust ...............................    40
      14.2     Inspection of Records .....................................    41
      14.3     Amendment .................................................    41
      14.4     Employment Rights .........................................    41
      14.5     Company and Employer Liability ............................    41

XV    TERMINATION ........................................................    42
      15.1     Event of Termination ......................................    42
      15.2     Effect of Termination .....................................    42

XVI   TRANSFERS, MERGERS AND CONSOLIDATIONS ..............................    42

XVII  SUCCESSORS .........................................................    42

XVIII INTERPRETATION OF AGREEMENT ........................................    43
      18.1     Interpretation of Plan ....................................    43
      18.2     Forms .....................................................    43
      18.3     Applicable Law ............................................    43
      18.4     Compliance with Rule 16b-3 ................................    43

SUPPLEMENT TO THEWHIRLPOOL 401(k) PLAN ...................................    44

                              WHIRLPOOL 401(k) PLAN
                              ---------------------

                                    ARTICLE I
                        ESTABLISHMENT AND PURPOSE OF PLAN
                        ---------------------------------

     Whirlpool Corporation established the Whirlpool Savings and Profit Sharing Plan at St. Joseph and the Whirlpool Savings and Profit Sharing Plan at Clyde as of January 1, 1953, in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees and their beneficiaries. The plans were consolidated into a single plan as of July 1, 1955. Whirlpool-Seeger Corporation, as successor on merger to Whirlpool Corporation, adopted and continued said single plan as of September 15, 1955. The single plan was amended and restated as of January 1, 1960.

     The single plan was thereafter amended and restated effective as of October 31, 1975 primarily in order to comply with the Employee Retirement Income Security Act of 1974. Such plan, then known as the "Whirlpool Savings and Profit Sharing Plan," was thereafter amended by amendments having various effective dates. The Whirlpool Savings and Profit Sharing Plan was subsequently amended and restated effective as of January 1, 1985.

     The plan was thereafter amended and restated effective as of July 1, 1989, in order to add provisions for payroll reduction tax-deferred deposits, to make other plan design changes, to conform the plan to the applicable requirements of the Tax Reform Act of 1986, subsequent regulations, other legal developments, and to rename the plan the "Whirlpool Savings Plan." In addition, effective January 1, 1989, the Company established the Whirlpool Performance Savings Plan in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of certain employees of the Company who were not eligible to participate in the Whirlpool Savings Plan.

     The Whirlpool Savings Plan was last amended and restated, effective as of April 1, 1993, in order to continue to promote and provide an opportunity for eligible employees of the Company to save for their retirement. In addition, the Whirlpool Performance Savings Plan was merged into the Whirlpool Savings Plan, effective as of April 1, 1993. Said plan was then renamed the "Whirlpool 401(k) Plan" (the "Plan").

     The Plan is hereby amended and restated, effective as of January 1, 1997, in order to conform the Plan to the applicable requirements of the Uruguay Round Agreements Act of 1994, Uniformed Services Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and other recently enacted legislation, and to continue to promote and provide an opportunity for eligible employees of the Company to save for their retirement.

     Except as otherwise specifically noted herein, the provisions of the amended and restated Plan, as set forth herein, shall apply to any individual who is a Member of the Plan on or after January 1, 1997. The rights and benefits of any Former Member shall be determined in accordance with the provisions of the Whirlpool 401(k) Plan, as in effect on the date such Former Member's employment terminated.

                                   ARTICLE II
                                   DEFINITIONS
                                   -----------

     II.1 Definitions. Wherever used in the Plan, the following terms shall have
          -----------
the meanings set forth below unless the context clearly indicates otherwise:

          (a)  Account: The bookkeeping account established and maintained by
               -------
the Trustees for each Member to reflect that Member's interest in the Trust which consists of the sum of the following subaccounts:

               (1)  Tax-Deferred Deposits Subaccount:  That portion of such
                    --------------------------------
Member's Account which evidences the value of the tax-deferred deposits made on the Member's behalf by an Employer under Section 4.1.

               (2)  Matching Contributions Subaccount:  That portion of such
                    ---------------------------------
Member's Account which evidences the value of the Matching Contributions made on the Member's behalf by an Employer under Article V, if any.

               (3)  Rollover Subaccount:  That portion of a Member's Account
                    -------------------
which evidences the value of a Member's Rollover Contribution, if any, made by the Member under Section 4.2.

               (4)  After-Tax Deposit Subaccount:  That portion of such Member's
                    ----------------------------
Account which evidences the value of the after-tax deposits made by the Member under the Plan.

          (b)  Affiliate: Any corporation which is a member of a controlled
               ---------
group of corporations (as defined in Code Section 414(b)) which includes an Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with an Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes an Employer; and any other entity required to be aggregated with an Employer pursuant to regulations under Code Section 414(o).

          (c)  Board:  The Board of Directors of the Company.
               -----

          (d)  Code:  The Internal Revenue Code of 1986, as amended.
               ----

          (e)  Company:  Whirlpool Corporation, a Delaware corporation, and any
               -------
predecessor thereof, and any organization that is a successor thereto that adopts and continues the Plan.

          (f)  Compensation: An Employee's permanent wages; salaries; shift
               ------------
premiums; overtime; sales commissions; vacation and holiday pay; paid leave for jury duty, bereavement leave and military duty; and short-term bonus payments designated by the Member's Employer. Compensation shall also include tax-deferred deposits made on behalf of a Member under Section 4.1. Compensation shall not include cash payments or the value of benefits received under the Employer's Flex Choice flexible benefits program, moving expenses, tuition expenses and reimbursements for employee purchases. Compensation shall also not include any amounts in excess of $150,000, as adjusted by the Commissioner for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B), the cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year.

          (g)  Corporate Trustee:  The trust company or corporation appointed as
               -----------------
corporate trustee under a trust agreement.

          (h)  Disability: A Member's total and permanent disability, as
               ----------
determined in accordance with the long term disability plan applicable to the Member, or if none, in accordance with the defined benefit retirement plan applicable to the Member.

          (i)  Employee: Any person employed by the Company or an Affiliate, but
               --------
shall not include any person who is: (i) included within a unit of employees covered by a collective bargaining agreement with respect to which retirement benefits are the subject of good faith bargaining unless the collective bargaining agreement provides for said person's participation in the Plan; (ii) a leased employee as described in Code Section 414(n)(2) ("Leased Employee");
(iii) an independent contractor; (iv) a non-resident alien; (v) an employee treated as an independent contractor or Leased Employee by the Company or an Affiliate; and (vi) any person excluded from participation by the Plan Administrator as an independent contractor or Leased Employee even if such person is, at any time, determined to be an employee of the Company or an Affiliate by a governmental agency, court or other tribunal for any reason, including, the agency's, court's or other tribunal's interpretation of the Plan, any law or regulation, or any facts.

          (j)  Employer: The Company and each Affiliate that has adopted the
               --------
Plan as provided herein. Any Affiliate which desires to become an Employer may elect to become a party to the Plan and Trust by adopting the Plan for the benefit of its eligible Employees with the consent of the Company.

          (k)  Exempt Employee:  Any Member who was, at any time during the Plan
               ---------------
Year, a salaried Employee of the Employer who was exempt from the overtime provisions of the Fair Labor Standards Act.

          (l)  Former Member:  A person who has been a Member, but who has
               -------------
ceased to be a Member for any reason.

          (m)  Highly Compensated Member:  An individual described in Code
               -------------------------
Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the determination year and is in one or more of the following groups:

               (1) Employees who at any time during the determination year or preceding year were five percent (5%) owners of the Employer. Five percent (5%) owner means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c),
(m) and (o) should be treated as separate employers.

               (2) Employees who for the preceding year had Compensation from the Employer in excess of $80,000 (as adjusted at the same time and in such manner as prescribed by the Secretary of the Treasury).

               The determination year shall be the Plan Year for which testing is being performed.

               Highly Compensated Member shall include a former Employee who had a separation year prior to the determination year and was a Highly Compensated Member in the year of separation from service or in any determination year after attaining age fifty-five (55). Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Member only if during the separation year (or year preceding the separation year) or any year after the Employee attains age fifty-five (55) (or the last year ending before the Employee's fifty-fifth (55th) birthday), the Employee either received Compensation in excess of $50,000 or was a five percent (5%) owner.

               The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code
Section 414(q) definition is applicable.

          (n)  Hours-of-Service:  The hours of employment with the Employer and
               ----------------
all Affiliates for which an Employee receives credit for purposes of the Plan, as follows:

               (1) One hour for each hour for which an employee is directly or indirectly paid, or entitled to payment, by the Employer or other Affiliate for the performance of duties during the applicable computation period for which Hours-of-Service are being determined under the Plan. (These hours shall be credited to the employee for the computation period or periods in which the duties were performed.)

               (2) One hour for each hour, in addition to the hours in paragraph (1) above, for which the employee is directly or indirectly paid, or entitled to payment, by the Employer or other Affiliate for reasons other than for the performance of duties during the applicable computation periods, such as direct or indirect pay for: vacation, holidays, wage continuation for periods of absence due to illness or injury, periods while absent from employment due to disability, and similar paid periods of nonworking time. (These hours shall be counted in the computation period or periods in which the hours for which payment is made occur.)

               (3) The number of normally scheduled hours for each week an employee is absent from employment due to service in the armed forces of the United States, provided the employee returns therefrom to work as an employee within the time prescribed by law relating to veterans' reemployment rights.

               (4) The number of normally scheduled work hours for each day of approved layoff or approved leave granted by the Employer or other Affiliate for which the employee is not compensated.

               (5) One hour for each hour for which the employee is credited with compensation, irrespective of mitigation of damages, due to back pay which is either awarded or agreed to by the Employer or other Affiliate.

Hours-of-Service shall be determined in accordance with reasonable standards and policies adopted by the Trustees in conformance with Section 2530.200b-2(b) and
(c) of the Department of Labor regulations, which are incorporated herein by this reference thereto.

          (o)  Individual Trustees:  The person or persons serving as individual
               -------------------
trustees under the Trust from time to time pursuant to appointment by the Board in accordance with the provisions of the Trust (also referred to as the Trustees).

          (p)   Investment Fund:  Any of the funds established from time to time
                ---------------
by the Trustees. The Trustees may from time to time establish additional Investment Funds and/or eliminate or revise existing Investment Funds.

          (q)   Matching Percentage: With respect to each Plan Year, the
                -------------------
percentage that will be applied to that portion of the aggregate eligible tax-deferred deposits of each Member who is eligible to receive a Matching Contribution which does not exceed five percent (5%) of that Member's Compensation. Management of each Employer shall establish performance goals it deems appropriate for each of the percentages in the table below, based on the Employer's anticipated levels of return on equity for each Plan Year. Effective January 1, 1998, management of each Employer shall establish performance goals it deems appropriate for paying a Matching Contribution. Once established, management in its sole discretion may revise such performance goals at any time to take into account occurrences other than those occurring in the ordinary course of business for the Plan Year, or other unusual circumstances, including but not limited to (1) the sale or purchase of some or all of the assets or stock of the Employer, (2) a material change in the Employer's debt-to-equity ratio, (3) repurchase by an Employer of its stock, (4) issuance by an Employer of new stock, (5) adjustments to earnings and other financial measures to exclude the effect of unusual or extraordinary items, (6) acquisitions and divestitures, (7) regulatory or legislative changes, and (8) accounting changes. Each Employer's actual Matching Percentage for a Plan Year shall be determined after the end of the Plan Year as the percentage that applies to the actual performance goal attained by the Employer for the Plan Year, provided, however, that effective for Plan Years beginning on and after January 1, 1998, the Matching Percentage shall not be less than twenty-five percent (25%).

                               Matching Percentage
                               -------------------
                      no match (below minimum performance)
                           25% of each dollar matched
                           40% of each dollar matched
                           50% of each dollar matched
                           60% of each dollar matched
                           75% of each dollar matched

          (r)   Member: An Employee who meets the eligibility requirements of
                ------
Section 3.1 who has elected to and who has made deposits under the Plan or a predecessor thereof. A Member shall remain a Member until the later of (i) such time as such person ceases to be an Employee, and (ii) such time as a complete distribution of the value of the Member's Account has been made.

          (s)   Non-Highly Compensated Member:  Any Member who is neither a
                -----------------------------
Highly Compensated Member nor a Family Member.

           (t)   Plan Year:  The twelve month period beginning on January 1 and
                 ---------
ending on December 31.

           (u)   Trust: The legal entity created by a trust agreement between
                 -----
the Company and the Corporate Trustee fixing the rights and liabilities of each with respect to managing and controlling the trust funds for the purposes of the Plan.

     II.2  Gender and Number. Except as otherwise indicated by the context,
           -----------------
masculine terminology shall include the feminine and the singular shall include the plural.

                                  ARTICLE III
                                 PARTICIPATION
                                 -------------

     III.1 Eligibility. Each person who was a Member on December 31, 1996, shall
           -----------
continue as a Member, subject to the terms and provisions of this Plan. Every other person shall be eligible to become a Member on the date such person becomes an Employee. If a Member terminates employment and thereafter returns to employment as an Employee, such person shall immediately again be eligible to become a Member as of the date of reemployment.

     III.2 Effective Date of Participation. An Employee who has become eligible
           -------------------------------
to be a Member shall become a Member on the first day of the payroll period next following the date the Employee satisfies the eligibility requirements of
Section 3.1.

                                   ARTICLE IV
                                 MEMBER DEPOSITS
                                 ---------------

     IV.1  Tax-Deferred Deposits. Subject to the limitations of Article VI and
           ---------------------
Section 8.3(e), each Member who is an Employee may elect, in such manner as the Trustees shall determine, that an amount be deposited in the Plan to that Member's Account:

           (a) Through reduction of bonuses allocated to the Member under the Whirlpool Corporation Performance Excellence Plan or any division incentive gainsharing program. Except as otherwise provided herein, the Member may contribute any whole percentage between zero percent (0%) and seventy-five percent (75%) of such bonuses and awards as such Member elects; provided, however, that the reduction percentage applicable to a Member's bonuses or awards for any Plan Year in which the Member is a Highly Compensated Member may not exceed fifteen percent (15%). The tax-deferred deposits elected by the Member shall be paid by the Employer to the Trust no later than the 15th business day of the month following the month in which the tax-deferred deposits were deducted.

           (b) Through payroll deduction, in any whole percentage between zero percent (0%) and fifteen percent (15%) (twenty percent (20%) effective July 1, 2000) of each Member's Compensation as such Member may elect; provided, however, that the reduction percentage applicable to a Member's pay for any Plan Year in which the Member is a Highly Compensated Member may not exceed fifteen percent (15%). The tax-deferred deposits elected by such Member will be deducted from that Member's Compensation for each pay period and shall be paid by the Employer to the Trust no later than the 15th business day of the month following the month in which the tax-deferred deposits were deducted.

     All amounts elected by the Member to be deposited to the Plan pursuant to this Article IV shall at all times be fully vested and nonforfeitable. Tax-deferred deposits shall be credited to the Member's Account, and invested in the respective Investment Funds in accordance with the Member's investment election made pursuant to Article VII.

     IV.2  Rollover Contributions. A Member who receives or is credited with a
           ----------------------
distribution described in Subsection (a), (b) or (c) of this Section may, but need not, make a special contribution to this Plan, which contribution will hereafter be referred to as a "Rollover Contribution." In making a Rollover Contribution, the Member must transfer, or direct the transfer of, cash equal to the value of all or part of the property the Member received or is entitled to receive in the distribution to the Trustees, to the extent the fair market value of such property exceeds an amount equal to after-tax contributions made by the Member to the plan from which the distribution is being made. In addition, prior to the acceptance of a Rollover Contribution, the Employer may require the submission of such evidence as the Employer deems necessary or desirable to enable it to determine whether the transfer qualifies as a Rollover Contribution. If the Employer determines subsequent to any Rollover Contribution that any such Rollover Contribution did not in fact qualify as such, the value of such Rollover Contribution shall be immediately distributed to the Member. For purposes of this Section 4.2, the following shall be eligible to be treated as a Rollover Contribution:

           (a) A distribution to a Member from an employee's trust described in Code Section 401(a), which trust is exempt from tax under Code Section 501(a), or from an annuity plan qualified under Code Section 403(a), which distribution qualifies for rollover treatment pursuant to the Code, which was received by the Member not earlier than 60 days prior to the date the Rollover Contribution is credited to the Trust; or

           (b) A distribution to a Member from an Individual Retirement Account or an Individual Retirement Annuity (other than an endowment contract) within the meaning of Code Section 408(a) or 408(b), the assets of which are derived solely from a rollover or transfer thereto of a prior distribution to the Member described in (a) above, which was received by the Member not earlier than 60 days prior to the date the Rollover Contribution is credited to the Trust; or

           (c) A distribution directly to the Plan from an eligible retirement plan (as defined in Code Section 401(a)(31)(D)) of all or any portion of the balance to the credit of the Member, except that the following amounts shall not be included: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee or the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and that portion of any distribution that would not have been includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) if it would have been distributed directly to the Members; and any hardship withdrawal described in Code Section 401(k)(2)(B)(i)(IV).

           A Rollover Contribution and all amounts attributable thereto shall be fully vested and nonforfeitable at all times, and shall be subject to applicable provisions of the Plan.

     IV.3  Dates and Manner of Deposit Elections.
           -------------------------------------

           (a) A Member may elect to make and/or change such Member's tax-deferred deposit percentage under Section 4.1(a) to any percentage authorized under Section 4.1(a), and Rollovers under 4.2 in accordance with such procedures and rules established by the Trustees for that purpose in such manner, at such place and by such date as shall be determined by the Trustees each Plan Year in a uniform and non-discriminatory manner.

           (b) A Member may change such Member's tax-deferred deposit percentage under Section 4.1(b) to any other percentage authorized under Section 4.1(b) at any time as provided in such manner, at such place and by such date as shall be determined by the Trustees in a uniform and non-discriminatory manner. Any such change shall be effective as soon as practicable following the completion of the procedure designated by the Trustees.

           (c) Deposit elections made pursuant to this Article IV shall be effective and remain in force until a new election is made by the Member in accordance with this Section 4.3.

           (d) Effective January 1, 1998, notwithstanding anything herein to the contrary, any Member who does not affirmatively elect a deferral percentage between 0% and 20% of such Member's Compensation within thirty (30) days of the Member's date of hire shall be deemed to have elected a deferral percentage of two percent (2%) of such Member's Compensation effective as soon as administratively feasible following the thirtieth (30th) day following the Member's date of hire, but in no event later than thirty (30) days thereafter. The election provided for in this Section 4.3(d) may be changed by the Member as provided in Section 4.3(b).

                                   ARTICLE V
                             EMPLOYER CONTRIBUTIONS
                             ----------------------

     V.1   Employer Matching Contributions.
           -------------------------------

           (a) For Plan Years beginning prior to January 1, 2000, each Employer shall contribute to the Plan, for each Plan Year, an amount arrived at by multiplying the Employer's Matching Percentage for that Plan Year by that portion of the tax-deferred deposits made by each Member who was an Employee of that Employer during that portion of the Plan Year during which he was not an Exempt Employee that does not exceed five (5) percent of the Compensation of such eligible Member earned during that portion of the Plan Year during which such Member was not an Exempt Employee, provided that either (i) the Member is an Employee on the last day of the Plan Year, or (ii) the Member terminated employment due to death, Disability, or retirement during the Plan Year. No Employer matching contribution for a Plan Year shall be made with respect to the tax-deferred deposits of any Member who was an Exempt Employee for the entire Plan Year. In the event an eligible Member is employed by more than one Employer during a Plan Year, each Employer's share of the Matching Contributions for that Member for the Plan Year shall be determined on the basis of the percentage of deposits for the year made by the Member as an Employee of each Employer.

           (b) Effective for Plan Years beginning on or after January 1, 2000, each Employer shall contribute to the Plan, for each Plan Year, an amount arrived at by multiplying the Employer's Matching Percentage for that Plan Year by that portion of the tax-deferred deposits made by each Member who was an Employee of that Employer, other than an officer of the Employer who was level 16 or above during any portion of the Plan Year, that does not exceed five (5) percent of the Compensation of such eligible Member, provided that either (i) the Member is an Employee on the last day of the Plan Year, or (ii) the Member terminated employment due to death, Disability, or retirement during the Plan Year. Notwithstanding anything herein to the contrary, no Employer matching contribution for a Plan Year shall be made with respect to the tax-deferred deposits of any Member who, during any portion of the Plan Year, was an officer of the Employer and was level 16 or above. In the event an eligible Member is employed by more than one Employer during a Plan Year, each Employer's share of the Matching Contributions for that Member for the Plan Year shall be determined on the basis of the percentage of deposits for the year made by the Member as an Employee of each Employer.

     V.2   Qualified Military Service. Notwithstanding any provision of this
           --------------------------
Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

                                   ARTICLE VI
                                  LIMITATIONS
                                  -----------

     VI.1     Limitations on Annual Account Additions.
              ---------------------------------------

              (a)     Annual Account Additions.  The term "Annual Account
                      ------------------------
Additions" means, for any Member for any Plan Year, the sum of -

                      (1) Employer and Affiliate contributions made for the Member under "any defined contribution plan" for the Plan Year, including tax-deferred deposits and Matching Contributions hereunder; and

                      (2) 100% of the Member's after-tax contributions made to "any defined contribution plan" during a Plan Year beginning on or after January 1, 1987, and that portion of the Member's after-tax contributions made in "any defined contribution plan" during a Plan Year beginning prior to January 1, 1987, which exceeds the lesser of (i) six (6) percent of the Member's compensation for that year, and (ii) one-half of such compensation; and

                      (3) forfeitures, if any, allocated to the Member for the year under "any defined contribution plan"; and

                      (4) contributions allocated on the Member's behalf to a medical account described in Code Section 415(1)(1) or 419A(d)(2), although the percentage limit described in Subsection (b)(2) below shall not apply to such amounts;

but shall not include any Rollover Contributions or loan repayments under the Plan. "Any defined contribution plan" means this Plan and all other defined contribution plans of the Affiliates considered as one plan.

              (b)     Limitation.  Notwithstanding the foregoing provisions of
                      ----------
this Article VI, the Annual Account Additions of a Member for any Plan Year, which shall be the limitation year, shall not exceed the lesser of --

                      (1)     the greater of $30,000, or

                      (2) 25 percent of the Participant's compensation as defined in Subsection (c) below, for such Plan Year.

                      Notwithstanding anything herein to the contrary, the limitations set forth in Subsection 5.1(b)(1) above shall be adjusted from time to time as provided in Code Section 415(c).

              (c)     Compensation.  The term "compensation" as used in this
                      ------------
Section 6.1 means compensation as defined in Code Section 415(c)(3) and Treasury regulation thereunder, which generally means amounts actually paid during a limitation year which are the Member's wages, salary, fees for personal services actually rendered in the course of employment with the Employer or other Affiliate, including amounts described in Treasury Regulation 1.415-2(d)(1), and excluding amounts which are reduced pursuant to a salary reduction arrangement and other amounts described in Treasury Regulation 1.415-2(d)(2). Such "compensation" may not exceed $235,840 or such higher annual amount as may be determined by the Secretary of the Treasury. For Plan Years beginning on or after January 1, 1994, such "compensation" may not exceed $150,000, as adjusted by the Commissioner for increases in the cost-of-living in accordance with Code
Section 401(a)(17)(B). Notwithstanding anything herein to the contrary, for Plan Years beginning on or after November 1, 1998, the term "compensation" shall include elective deferrals pursuant to a salary reduction agreement (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125 or 457.

              (d)     Reduction in Annual Account Additions.  If in any Plan
                      -------------------------------------
Year a Member's Annual Account Additions exceed the applicable limitation determined under Subsection (b) above, by reason of a reasonable error in estimating a Member's compensation or otherwise, such excess, adjusted for earnings thereon (referred to herein as the "Annual Account Excess"), shall not be allocated to the Member's Account, but shall be treated in the following manner:

                      (1) The Member's after-tax contributions, if any, under "any defined contribution plan" shall be refunded, up to the amount of the Annual Account Excess.

                      (2) If there is any remaining Annual Account Excess after the application of paragraph (1) above, the Member's tax-deferred deposits and any Employer Matching Contributions relating thereto for that year shall be reduced proportionately, up to the remaining amount of the Annual Account Excess, and such tax-deferred deposits shall be returned to the Member.

                      (3) If there is any remaining Annual Account Excess after the application of paragraphs (1) and (2) above, the Member's share of Employer or other Affiliate contributions allocated to the Member under any other defined contribution plan for that year shall be reduced in accordance with such plan, up to the remaining amount of the Annual Account Excess.

                      (4) Any reduction in such a Member's allocation of Employer Matching Contributions under paragraph (2) above shall be deemed to be a forfeiture for such Plan Year and used to reduce Employer Matching Contributions.

              (e)     Dual Plan Limitation.  If for any Plan Year the sum of the
                      --------------------
following two fractions for any Member who is also a participant in any defined benefit plan maintained by an Employer would exceed 1.0, the Annual Additions allocated to said Member's Account shall be reduced to such amount as will cause the sum of said fractions to equal 1.0. The fractions referred to in the previous sentences are:

                      (1) a defined benefit plan fraction the numerator of which is the projected annual benefit of the Member in all defined benefit plans maintained by an Employer (determined as of the close of the Plan Year), and the denominator of which is the lesser of (i) the product of 1.25, multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for such Plan Year, or (ii) the product of 1.4 multiplied by the compensation limitation in effect under Code Section 415(b)(1)(B) for such Plan Year; and

                      (2) a defined contribution plan fraction the numerator of which is the sum of the Annual Additions to the Member's Account in the Plan and all other defined contribution plans maintained by an Employer as of the close of the Plan Year, and the denominator of which is the sum of the lesser of the amounts in (i) or (ii) below, as determined for the Plan Year and for each of the Member's prior years of service:

                      (i) the product of 1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for each such Plan Year (determined without regard to subsection (c)(6)), or

                      (ii) the product of 1.4 multiplied by the compensation limitation in effect under Code Section 415(c)(1)(B) (or subsection (c) (7), if applicable) for each such Plan Year.

                      (3) Notwithstanding the foregoing, for any limitation year in which the Plan is a Top Heavy Plan, 1.0 shall be substituted for 1.25 in
Section 6.1(e)(1) and (2).

                      (4) Notwithstanding anything in the Plan to the contrary, the foregoing dual Plan limitation shall not apply to any Participant who is an active participant on or after January 1, 2000.

     VI.2     Limitation on Deposits and Contributions.
              ----------------------------------------

              (a)     Dollar Limit.  In no event shall a Member's aggregate tax-
                      ------------
deferred deposits for any calendar year, when combined with all other elective pre-tax deferrals under Code Section 402(g) on behalf of the Member, exceed $9,500 (or such higher annual amount as may be determined by the Secretary of the Treasury to reflect increases in the cost of living). The annual limit shall be reduced as provided in Section 8.3(e) following a Member's hardship withdrawal. To the extent that such a Member's tax-deferred deposits exceed the applicable dollar limit for a calendar year, such deposits shall be treated as income to the Member for such calendar year. Such excess deferral, adjusted for earnings or losses thereon, shall be distributed to the Member not later than April 15 of the calendar year following the calendar year in which such excess deferral was made. Any such distribution of earnings on excess deferrals shall be treated as income to the Member in the year of distribution.

              (b)     Limitations on Tax-Deferred Deposits.  The limits
                      ------------------------------------
described in this Section 6.2(b) apply to tax-deferred deposits made pursuant to
Section 4.1. Notwithstanding any provision to the contrary in this Plan concerning the amount, availability, or allocation of tax-deferred deposits, no amount of tax-deferred deposits shall be allocated to a Member's Account in excess of the limits contained in this Section 6.2(b).

                      (1) Actual Deferral Percentage means for each Plan Year the average of the ratios (ADR) (calculated separately for each active Member) of:

                      (i) the amount of tax-deferred deposits of each such Member for such Plan Year, to

                      (ii)    such Member's Compensation;

                      provided, however, that if a Highly Compensated Member also participates in another qualified retirement plan with a salary reduction feature maintained by the Employer under Code Sections 401(a) and 401(k), such Member's Actual Deferral Percentage shall be determined as if all such qualified plans with a salary reduction feature ending within the same calendar year were a single plan.

                      (2) The Actual Deferral Percentage test described hereinafter shall be made as of the end of each Plan Year. The Administrator in its discretion may choose to make the Actual Deferral Percentage test more frequently than annually. Any excess deferral described in Section 6.2(a) shall be included in the computation of the Actual Deferral Percentage notwithstanding the distribution of any portion thereof, unless otherwise provided under rules prescribed by the Secretary of the Treasury. For any Plan Year, the Actual Deferral Percentage for the group of Highly Compensated Members must not exceed the greater of:

                      (i) one hundred twenty-five percent (125%) of such percentage for the current Plan Year all Members; or

                      (ii) the lesser of two hundred percent (200%) of such percentage for the current Plan Year for the Non-Highly Compensated Members, or such percentage for the Non-Highly Compensated Members for the current Plan Year plus two (2) percentage points. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference. However, for Plan Years beginning after December 31, 1988, in order to prevent the multiple use of the alternative method described in this paragraph and in Code Section 401(m)(9)(A), any Highly Compensated Member eligible to make tax-deferred deposits pursuant to Section 4.1 or to receive Employer matching contributions under this Plan or under any other plan maintained by the Employer shall have his Actual Contribution Percentage reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

                      If two (2) or more qualified plans which include a salary reduction feature described in Code Section 401(k) are considered as one plan for purposes of Code Sections 401(a)(4) or 410(b) , the salary reduction feature included in such plans shall be treated as one salary reduction arrangement for purposes of the Actual Deferral Percentage test. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year. In the event the Actual Deferral Percentage test is not met as of the end of any Plan Year, the provisions of Section 6.2(c) shall apply.

              (c)     Adjustment to Actual Deferral Percentage Tests.  In the
                      ----------------------------------------------
event the Actual Deferral Percentage test is not met as of the end of any Plan Year, the Administrator shall take the actions called for in this Section 6.2(c). Excess Contributions with respect to any Member are tax-deferred deposits which do not meet the Actual Deferral Percentage test described in
Section 6.2(b).

              If it appears that there will be Excess Contributions as of the end of any Plan Year, the Administrator shall inform the Employer. The Employer, in its discretion, may make a supplemental contribution which shall be allocated to the Accounts of Members who are Non-Highly Compensated Members. Any such supplemental contribution shall be allocated in a uniform and nondiscriminatory manner in an amount sufficient to eliminate any Excess Contributions. Such supplemental contribution by the Employer must be made, if at all, within the first two and one-half (2 1/2) months after the close of the Plan Year in which the Excess Contributions arose. Such supplemental contribution shall be treated for all purposes as a tax-deferred deposit. The allocation of a portion of any such supplemental contribution to the Account of an affected Member is subject to the Code Section 415 limits. If the Employer chooses to make a supplemental contribution in an amount less than that required to completely eliminate all Excess Contributions, the remaining Excess Contributions shall be disposed of in the manner hereinafter described.

              Should the Employer not choose to make a supplemental for the purpose of eliminating any Excess Contributions, or if Excess Contributions remain after a supplemental contribution has been made, the tax-deferred deposits of the Members who are Highly Compensated Members shall be reduced to the extent necessary so that the Actual Deferral Percentage test set forth in
Section 6.2(b) is met as of the end of the applicable Plan Year. Such reduction shall be accomplished first by determining the maximum deferral for the group of Members who are Highly Compensated Members permitted by the Actual Deferral Percentage test. Next, the tax-deferred deposits of such Members with the largest deferrals shall be reduced in the order of their actual deferral amounts beginning with the highest of such deferrals in accordance with procedures adopted by the Administrator until the actual deferrals for the group of Members who are Highly Compensated Members does not exceed the maximum deferral determined for that group. In establishing such procedures, the Administrator shall begin by reducing the tax-deferred deposits of the Highly Compensated Members with the largest deferral by the amount required to cause that Member's deferral to equal the dollar amount of the deferral of the Highly Compensated Member with the next highest deferral. However, if a lesser reduction would result in the actual deferrals for Highly Compensated Members not exceeding the maximum deferral determined for that group, then the lesser reduction amount shall be distributed. If, after such distribution, the maximum deferral for the Highly Compensated Members still exceeds the maximum deferral determined for that group, then, the procedure set forth above shall be repeated for the Highly Compensated Member with the next highest deferral. This procedure shall be repeated until the actual deferrals for Highly Compensated Members does not exceed the maximum deferral determined for that group.

          The Administrator shall cause the amount of Excess Contributions (and income allocable thereto) attributable to each affected Member to be returned to such Member not later than the end of the Plan Year following the Plan Year as of which the Excess Contributions arose. However, the Administrator shall use its best efforts to cause the amount of Excess Contributions (and any income allocable thereto) attributable to each affected Member to be returned to such Member within two and one-half (2 1/2) months following the end of the Plan Year as of which the Excess Contributions arose. The income allocable to the Excess Contributions of each affected Member is equal to the sum of (a) the income allocable to the Account of the affected Member for the applicable Plan Year, and (b) the income allocable to the Account of the affected Member for the period between the end of the applicable Plan Year and the date of distribution with the sum of (a) and (b) being multiplied by a fraction. The numerator of the fraction is the Excess Contribution attributable to each affected Member and the denominator of the fraction is the closing balance (inclusive of any income), as of the end of the applicable Plan Year, of the Member's Account containing the Excess Contributions.

     Supplemental contributions will be treated as tax-deferred and will be fully vested when contributed to the Plan and subject to the same distribution limitations applicable to tax-deferred deposits as set forth in Articles 8 and
9. Supplemental contributions which may be treated as tax-deferred deposits must satisfy the requirements set forth in this paragraph without regard to whether they are actually taken into account as tax-deferred deposits.

          (d)     Limitations on Employer Matching Contributions.  The limits
                  ----------------------------------------------
described in this Section 6.2(d) apply to Employer matching contributions and after-tax contributions. Notwithstanding any provision to the contrary in this Plan concerning the amount, availability, or allocation of Employer matching contributions, no amount of such contributions shall be allocated to the Account of any Member in excess of the limits contained in this Section 6.2(d).

                  (1) Actual Contribution Percentage means for each Plan Year the average of the ratios (ACR) (calculated separately for each Member) of:

                  (i) the amount of Employer matching contributions and after-tax contributions of each such Member's Compensation;

                  provided, however, that if a Highly Compensated Member who also participates in another qualified retirement plan maintained by the Employer to which matching contributions, employee contributions, or elective deferrals are made, such active Member's Actual Contribution Percentage shall be determined by aggregating all Employer matching contributions and after-tax contributions in plans which end within the same calendar year.

                  (2) The Actual Contribution Percentage test described hereinafter shall be made as of the end of each Plan Year. The Administrator in its discretion may choose to make the Actual Contribution Percentage test more frequently than annually. For any Plan Year, the Actual Contribution Percentage for the group of Highly Compensated Members must not exceed the greater of:

                  (i) one hundred twenty-five percent (125%) of such percentage for the current Plan Year for all other Members; or

                  (ii) the lesser of two hundred percent (200%) of such percentage for the Non-Highly Compensated Members for the current Plan Year, or such percentage for the Non-Highly Compensated Members for the current Plan Year plus two (2) percentage points. However, for Plan Years beginning after December 31, 1988, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Member eligible to make tax-deferred deposits pursuant to Section 4.1 or any other cash or deferred arrangement maintained by the Employer or to receive matching contributions under this Plan or under any other plan maintained by the Employer shall have his Actual Contribution Percentage reduced pursuant to Regulation 1.401(m)-2. The provisions of Code Section 401(m) and Regulations 1.401(m)-l(b) and 1.401(m)-2 are incorporated herein by reference.

                  If two or more qualified plans which include matching contributions, employee contributions, or elective deferrals are considered as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of the Actual Contribution Percentage test. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year. In the event the Actual Contribution Percentage test is not met as of the end of any Plan Year, the provisions of Section 6.2(e) shall apply.

          (e)     Adjustment For Excessive Contribution Percentage.  In the
                  ------------------------------------------------
event the Actual Contribution Percentage test is not met as of the end of any Plan Year, the Administrator shall take the actions called for in this Section 6.2(e). Excess Aggregate Contributions with respect to any Member are Employer matching contributions and after-tax deposits which do not meet the Actual Contribution Percentage test described in Section 6.2(d).

          If it appears that there will be Excess Aggregate Contributions as of the end of any Plan Year, the Administrator shall inform the Employer. The Employer, in its discretion, may make an additional Employer matching contribution which shall be allocated to the Accounts of all Members who are not Highly Compensated Members. In lieu of making an additional Employer matching contribution, the Employer may make a supplemental contribution which shall be allocated to the Accounts of all active Members who are not Highly Compensated Members. Any additional Employer matching contribution or supplemental contribution shall be allocated in a uniform and nondiscriminatory manner in an amount sufficient to eliminate any Excess Aggregate Contributions. Such additional Employer matching contribution or supplemental contribution by the Employer must be made, if at all, within the first two and one-half (2 1/2) months after the close of the Plan Year in which the Excess Aggregate Contributions arose.

          Any additional Employer matching contribution shall be treated for all purposes as an Employer matching contribution and any supplemental contribution shall be treated for all purposes as an after-tax employee contribution. The allocation of either an additional Employer matching contribution or a supplemental contribution to the Member Account of an affected Member is subject to the Code Section 415 limits. If the Employer chooses to make an additional Employer matching contribution, a supplemental contribution, or a combination of both in an amount less than that required to completely eliminate all Excess Aggregate Contributions, the remaining Excess Aggregate Contributions shall be disposed of in the manner hereinafter described. In establishing such procedures, the Administrator shall begin by reducing the Employer matching contributions of the Highly Compensated Member with the largest contribution by the amount required to cause that Member's contribution to equal the dollar amount of the contribution of the Highly Compensated Member with the next highest contribution. However, if a lesser reduction would result in the actual contributions for the Highly Compensated Members not exceeding the maximum contribution determined for that group, then the lesser reduction shall be made. If, after such reduction, the maximum contribution for the Highly Compensated Members still exceeds the maximum contribution determined for that group, then the procedure set forth above shall be repeated for the Highly Compensated Member with the next highest contribution. This procedure shall be repeated until the actual contributions for Highly Compensated Members does not exceed the maximum contribution determined for that group.

          The Administrator shall cause the amount of Excess Aggregate Contributions (and any income allocable thereto) attributable to each affected Member to be returned to such

Member not later than the end of the Plan Year following the Plan Year as of which the Excess Aggregate Contributions arose. However, the Administrator shall use its best efforts to cause the amount of Excess Aggregate Contributions (and any income allocable thereto) attributable to each affected Member to be returned to such Member within two and one-half (2 1/2) months following the end of the Plan Year as of which the Excess Aggregate Contributions arose. The income allocable to the Excess Aggregate Contributions of each affected Member is equal to the sum of (a) the income allocable to the Account of the affected Member for the applicable Plan Year, and (b) the income allowable to the Account of the affected Member for the period between the end of the applicable Plan Year and the date of distribution, with the sum of (a) and (b) being multiplied by a fraction. The numerator of the fraction is the Excess Aggregate Contribution attributable to each affected Member and the denominator of the fraction is the closing balance (inclusive of any income), as of the end of the applicable Plan Year, of the Account containing the Excess Aggregate Contribution.

           Additional contributions will be treated as Employer matching contributions and will be fully vested when contributed to the Plan and subject to the same distribution limitations applicable to tax-deferred deposits as set forth in Articles 8 and 9. Further, additional contributions, if any, may be treated as Employer matching contributions only if the applicable conditions set forth in Code Section 401(m)(3) and Regulation Section 1.401(m)-1(b)(5) are satisfied. Additional contributions which may be treated as Employer matching contributions must satisfy the requirements set forth in this paragraph without regard to whether they are actually taken into account as Employer matching contributions.

     VI.3  Limit on Total Contribution of Employer; Precluding Excess
           ----------------------------------------------------------
Allocations.  Notwithstanding anything herein to the contrary, the total
-----------
contributions of any Employer, as determined under Section 4.1 and Article V, for any Plan Year shall not exceed the maximum amount allowable as a deduction to that Employer under the provision of Code Section 404. In addition, in no event will the amount allocated to a Member's Account in any Plan Year exceed the limitations set forth in this Article VI.

                                  ARTICLE VII
             INVESTMENT ELECTIONS, ACCOUNTS AND RECORDS OF THE PLAN
             ------------------------------------------------------

     VII.1 Accounts.  The Trustees shall cause to be established and
           --------
maintained such records and accounts as they deem necessary or advisable in connection with the management and operation of the Plan. The Trustees shall also establish and maintain a separate account in each of the Investment Funds comprising the Trust for each Member to which shall be credited, or against which shall be debited, from time to time as herein provided, the Member's Tax-Deferred Deposits, Matching Contributions, and any Rollover Contributions, the Member's share of that Fund's income, the Member's share of any gain or loss in respect of that Fund, earnings, if any, credited to the Member's Account, and distributions, if any, from the Member's Account. It is stipulated, however, that the establishment and maintenance of such separate accounts shall not require any segregation of the assets of the Trust.

          A Member's Tax-Deferred Deposits, together with the net income of the Trust attributable thereto, shall be separately identified in the Member's Account, but for purposes of investment, Members' Tax-Deferred Deposits shall be commingled and invested with Members' Matching Contributions and any Rollover Contributions. The Trust shall consist of the Investment Funds, a Member who has any interest in an Investment Fund shall have an undivided proportionate interest in that Investment Fund, together with loans made to Members pursuant to the terms of the Plan. Each Member's undivided proportionate interest in each Investment Fund shall be measured by the proportion that the Member's net balance in that Investment Fund bears to the total net balance of that Investment Fund as of the date that such interest is being determined.

     VII.2 Records.  The books of account, forms, and accounting methods used in
           -------
the administration of the Plan shall be prescribed by and under the supervision and control of the Trustees. Except as otherwise provided by law, a Member or the Member's beneficiary shall not have the right to inspect any of the records of the Plan except the individual accounts maintained and established for said Member. The Trustees may appoint an agent to maintain all or any part of the records showing the interest of each Member under the Plan, in such form and manner as the Trustees may direct.

     VII.3 Statements to Members.  The Trustees shall, at least annually, mail
           ---------------------
or deliver to each Member a statement of the Account of such Member, in such form as the Trustees shall determine. Such statement shall be deemed to have been accepted by the Member as correct unless notice to the contrary, in accordance with such procedures and rules established by the Trustees, is received by the Employer within 30 days after the mailing or delivery of such statement to said Member.

     VII.4 Investment of Matching Contributions.  The Employer Matching
           ------------------------------------
Contribution for each Plan Year shall initially be invested in the Whirlpool Stock Fund (but may subsequently be transferred to another Investment Fund as provided in Section 7.6).

     VII.5 Investment of Other Contributions.  Each Member upon becoming a
           ---------------------------------
Member shall elect, in accordance with such procedures and rules established by the Trustees, that such Member's Tax-Deferred Deposits, and Rollover Contributions credited to the Member's Account, if any, be invested collectively 100% in any one of the Investment Funds, or that any whole percent thereof be invested in any combination of such Investment Funds totaling 100%. Such election shall continue in effect until the Member makes a new investment election as to such contributions. If the Member fails to make such election, or if such election does not provide for the investment of 100% of such contributions, any uninvested contributions shall be invested in the Stable Value Fund, or effective January 1, 1998, the Putnam Asset Allocation Balanced

Fund. A Member may change such investment election as to future tax-deferred deposits at any time in accordance with rules established by the Trustees.

     VII.6  Transfers Among Investment Funds. Each Member may elect at any time,
            --------------------------------
in accordance with procedures and rules established by the Trustees, to transfer among the Investment Funds the Member's Account balance. The Member may elect at any time, in accordance with procedures and rules prescribed by the Trustees, to transfer, in any whole percentage that the Member elects, such aggregate account balances from any Investment Fund in which the Member's Account is invested to any other Investment Fund. Such election shall be effective as soon as practicable following the date on which a proper election is received by the Trustees, and shall be applicable to the Member's aggregate account balances as of the date on which the election is effective, but shall not affect how the Member's future tax-deferred deposits are invested under Section 7.5.

     VII.7  Valuations. The Corporate Trustee shall determine the value, at
            ----------
current market values, of all assets then comprising each of the Investment Funds of the Trust on a daily basis.

     VII.8  Account Balances. The Trustees shall adjust each Account in each
            ----------------
Investment Fund to reflect net appreciation or depreciation in the aggregate fair market value of said Fund's assets, said Fund's income and expenses, and gains or losses from the sale or other disposition of said Fund's assets on a daily basis.

     VII.9  Investment Elections and Other Transactions by Officers.
            -------------------------------------------------------
Notwithstanding any other provision of this Plan, except as hereinafter further limited, in the case of a Member who is an officer as that term is used in
Section 16a-1, promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any similar rule which may subsequently be in effect (an "Officer"), an election to transfer account balances to or from the Company stock fund established pursuant to the Trust (the "Whirlpool Stock Fund") pursuant to Section 7.6 shall be made only during the period and in the manner set forth in the Rules then in effect promulgated by the Securities and Exchange Commission under Section 16 of the 1934 Act which provide for exemptions from the provisions of Section 16 for transactions by certain persons in securities issued by certain employee benefit plans.

            Further, in the case of a Member who is an Officer who engages in any transactions with the Plan which may be effected by Section 16 of the 1934 Act, such as making an election to discontinue tax-deferred deposits to the Whirlpool Stock Fund, making a withdrawal from the Whirlpool Stock Fund pursuant to Article VIII hereof, or securing certain loans pursuant to Section 8.5, the Member shall be eligible to engage in further transactions with the Plan which may be effected by Section 16 of the 1934 Act, only in accordance with the Rules then in effect promulgated by the Securities and Exchange Commission under
Section 16 of the Securities Exchange Act of 1934, as amended, which provide for exemptions from the provisions of Section 16 for transactions by certain persons in securities issued by certain employee benefit plans; provided, however, that if a longer period of ineligibility is applicable under Article VIII hereof, such longer period shall apply.

                                  ARTICLE VIII
                        IN-SERVICE WITHDRAWALS AND LOANS
                        --------------------------------

     VIII.1   Withdrawals from After-Tax Deposits.  Each Member may, in
              -----------------------------------
accordance with such procedures and rules established by the Trustees, request a total or partial cash withdrawal of the Member's After-Tax Deposits, or the value of the Member's After-Tax Deposits Subaccount, if lower, without penalty, provided that such withdrawal does not cause any outstanding Plan loan plus accrued but unpaid interest thereon to exceed 100 percent of the value of the Member's Account.

     VIII.2   Age 59 1/2 Withdrawals.  Each Member who has attained age 59 1/2
              ----------------------
may, in accordance with such procedures and rules established by the Trustees, request a total or partial cash withdrawal of the entire value of the Member's Account, without penalty, provided that such withdrawal does not cause any outstanding Plan loan plus accrued but unpaid interest thereon to exceed 100 percent of the value of the Member's Account.

     VIII.3   Hardship Withdrawals of Tax-Deferred Deposits, Matching
              -------------------------------------------------------
Contributions and Rollovers.  A Member who has not attained age 59 1/2 and who
---------------------------
has withdrawn the maximum amount allowed under Section 8.1 may, in accordance with such procedures and rules established by the Trustees, request a partial or total cash withdrawal of the balance of the Member's tax-deferred deposits, or their value, if lower, appreciation on such tax-deferred deposits credited to the Member's Tax-Deferred Deposit Subaccount prior to January 1, 1989, and the balance of the Member's Matching Contributions and Rollover Contributions, or their value, if lower, as of the date of distribution, but only for hardship (as defined below) and in accordance with uniform and nondiscriminatory standards and policies adopted by the Trustees, which standards and policies shall be consistently observed and applied. The following rules shall apply to hardship withdrawals hereunder:

              (a)  Withdrawable Amounts. The amount of a hardship distribution
                   --------------------
shall be limited to the lesser of (1) the amount required to meet the immediate financial need caused by the hardship plus taxes thereon or (2) the amount of the Member's tax-deferred deposits, or their value, if lower, appreciation on such tax-deferred deposits credited to the Member's Tax-Deferred Deposit Subaccount prior to January 1, 1989, and the balance of the Member's Matching Contributions and Rollover Contributions, or their value, if lower, as of the date of distribution.

          (b)  Financial Hardship. For purposes of this Section 8.3, financial
               ------------------
hardship shall mean a circumstance resulting from an immediate and heavy financial need, which shall be limited to one or more of the following situations:

               (1) payment of medical expenses [described in Code Section 213(d)] incurred by the Member, or the Member's spouse or dependents (as defined in Code Section 152) or of expenses necessary for these persons to obtain medical care;

               (2) purchase, excluding mortgage payments, of a principal residence for the Member;

               (3) payment of tuition for the next year of post- secondary education and related educational expenses for the Member or the Member's spouse, children, or dependents as defined in Code Section 152;

               (4) payment to prevent the eviction of the Member from the Member's principal residence or the foreclosure on the mortgage of the Member's principal residence; or

               (5) such other deemed financial needs as published from time to time by the Commissioner of Internal Revenue.


          (c)  Maximum Withdrawal. An application for a hardship withdrawal
               ------------------
shall be made in accordance with such procedures and rules established by the Trustees. Any withdrawal pursuant to the provisions of this Section 8.3 shall be subject to the approval of the Trustees. Such approval shall be determined in accordance with uniform and nondiscriminatory standards and policies adopted by the Trustees, which shall be consistently observed and applied. The Trustees shall permit no withdrawal to exceed the amount of the immediate and heavy financial need of the Member, together with applicable taxes on such withdrawal. Furthermore, the maximum amount of a withdrawal shall not exceed the total value of a Member's Account less the amount of any outstanding principal and accrued but unpaid interest on any loans under Section 8.5.


          (d)  Other Resources. No withdrawal described above may be made by a
               ---------------
Member unless the Member has obtained all other distributions, withdrawals, or loans for which the Member is eligible under this Plan or any other plan maintained by the Company or its Affiliates (other than hardship withdrawals); provided, however, a Member may obtain a hardship withdrawal without obtaining all loans for which the Member is eligible if the Member certifies to the Trustees that the receipt of a loan would increase the amount of the Member's immediate financial need and would therefore not serve to relieve the Member's immediate financial need.

             (e) Nonparticipation Penalty and Other Restriction. Upon receiving
                 ----------------------------------------------
such a withdrawal, the Member shall not be permitted to make tax-deferred deposits under any plan maintained by the Company or its Affiliates for the 12-month period beginning on the date of the withdrawal distribution. In addition, the maximum amount of tax-deferred deposits under Code Section 402(g) that such Member may make in the Plan Year in which the 12-month period ends shall be reduced by the amount of tax-deferred deposits that the Member made in the Plan Year of the hardship withdrawal.

     VIII.4  Payment of Withdrawals. Payment of withdrawals pursuant to Sections
             ----------------------
8.1, 8.2, or 8.3, shall be made in a lump sum as soon as practicable after the date the withdrawal request is received by the Employer (subject to any necessary approval by the Trustees). Any portion of such Member's Account not withdrawn pursuant to Section 8.1, 8.2, or 8.3 shall remain in the Trust in the appropriate subaccounts of the Member's Account.

             (a) Order of Withdrawal. Funds shall be withdrawn pro rata from the subaccounts of a Member's Account (to the extent permissible under Section 8.1, 8.2, or 8.3).

             (b) Order of Investment Funds. Withdrawals shall be made from each
                 -------------------------
Investment Fund in the same proportion that the assets within the Member's Account are distributed among the Investment Funds.

     VIII.5  Loans. Each Member may request a loan from the Trust, and the
             -----
Trustees shall direct the Corporate Trustee to make a cash loan to such Member, secured by the amount in the Member's Account. A loan origination fee shall be charged to the Account of each Member receiving a loan for each completed loan and shall be charged against each Investment Fund in the same proportion that the assets within the Member's Account are distributed among the Investment Funds. The terms of such loan shall be determined by the Trustees, subject to the following conditions:

             (a) Term. The term of a loan shall not be less than (1) one year
                 ----
nor more than five (5) years but in no event shall it exceed the period ending on such Member's termination of employment. Except, however, any loan used to acquire, construct, reconstruct, or substantially rehabilitate any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant or a member of his family (within the meaning of Code Section 276(c)), shall provide for periodic repayment over a reasonable period of time that may not be more than fifteen
(15) years and in no event shall it exceed the period ending at such Member's termination of employment.

             (b) Amount and Number Outstanding. The minimum loan amount
                 -----------------------------
hereunder shall be $500. A Member may take out no more than two new loans in any calendar year and, effective July 1, 2000, consistent with such guidelines as are established by the Trustee, each loan may be re-amortized no more than four (4) times in each Plan Year. The amount of such loan shall not exceed the smaller of --

              (1) 50 percent of the Member's Account at the time of such loan, or

              (2) $50,000, reduced by the highest outstanding balance of all loans from the Plan during the 12-month period ending on the day the loan is made.

          (c) Documentation. Such loan shall be evidenced by appropriate
              -------------
documentation in accordance with such procedures and rules established by the Administrator. Appropriate disclosure shall be made pursuant to the Truth in Lending Act.

          (d) Interest. Such loan shall bear a reasonable rate of interest, as
              --------
determined from time to time by the Trustees in a uniform and nondiscriminatory manner, which rate shall be commensurate with interest rates charged by commercial lenders under similar circumstances. The interest rate shall remain unchanged for the term of the loan.

          (e) Payments. Payments of principal and interest shall be made by
              --------
approximately equal payments on a basis that would permit such loan to be amortized over its term. Prepayment of the entire amount of the Member's outstanding loan amount may be made without penalty. Except for such prepayments, loan payments shall be made by payroll deductions.

          (f) Default. Loans shall be an asset of the Member's Accounts and
              -------
shall be treated in the manner of a segregated account. Upon the failure of a Member to make loan payments or some other event of default set forth in the promissory note, upon the Participant's termination of employment, or upon termination of the Plan pursuant to Section 16.1, such loan shall become due and payable, and if not paid within sixty (60) days from the date of default the unpaid balance, including any unpaid interest, of such loan shall be in default. The unpaid balance, including any unpaid interest, on a loan in default shall be charged against the Member's segregated loan account upon any distribution to the Member.

          (g) Loan Disbursement and Repayment. Loan funds shall be taken from
              -------------------------------
each Investment Fund in the same proportion that the assets within the Member's Account are distributed among the Investment Funds. Repayments of principal and interest shall be credited to such loan account and shall be thereupon transferred to such accounts and to the Investment Funds consistent with the Member's current investment elections.

          (h) Leave of Absence. Loan repayments will be suspended under this
              ----------------
Plan as permitted under Code Section 414(u)(4) and may be suspended for up to twelve (12) months if the Participant is on an unpaid authorized leave of absence.

     VIII.6 Withdrawal Fees. Notwithstanding anything herein to the contrary,
            ---------------
withdrawals made pursuant to the provisions of this Article 8 shall be reduced by any fees imposed on such withdrawals by third party administrators.

                                   ARTICLE IX
                                  DISTRIBUTIONS
                                  -------------

     IX.1   Distribution Upon Termination of Employment. Upon retirement,
            -------------------------------------------
Disability or other termination of a Member's employment with the Employers and Affiliates, such Member, or in the event of the Member's death, the Member's beneficiary as determined pursuant to Section 9.4, shall be eligible to receive a distribution of the full value of that Member's Account. A Member whose employment has terminated, or the Member's beneficiary in the event of the Member's death, shall continue to direct the investment of such Member's Account until distribution of the full value of that Member's Account.

     IX.2   Timing and Manner of Distributions.
            ----------------------------------

     Except as otherwise provided in Section 9.3 in the case of distributions following a Member's death, distribution of a Member's Account pursuant to
Section 9.1 will be made as follows:

            (a) If the Account is not and never was in excess of $3,500, or effective January 1, 1998, $5,000, distribution will be made in a lump sum as soon as practicable following the Member's termination of employment.

            (b) (1) If the Account is or ever was in excess of $3,500, or effective January 1, 1998, $5,000, the Member shall have the right to elect the form and timing of the distribution of the Member's Account within sixty (60) days after the Member terminates employment. Such electing Member shall select a distribution commencement date not earlier than thirty-one (31) days following the date the Member terminated employment nor later than one year after the date of the Member's election. Effective August 1, 1998, such electing Member shall select a distribution commencement date following the date the Member terminated employment which is not later than the Member's Required Beginning Date. The distribution of a Member's Account, pursuant to this Subsection 9.2(b), shall be made in either of the following forms as the Member, in the Member's sole discretion, shall select:

                (i)  a lump sum;

                (ii) a series of substantially equal monthly cash installments over a period of less than ten years, as the Member elects.

               (2) If a Member's Account is to be distributed in other than a lump sum, the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Member's entire interest by the life expectancy of the Member or joint and last survivor expectancy of the Member and the Member's beneficiary. For this purpose, life expectancy and joint and last survivor expectancy shall be computed by using the return multiples contained in Section 1.72-9 of the income tax regulations. Further, if the Member's spouse is not the beneficiary, the method of distribution selected must assure that more than 50% of the present value of the amount available for distribution is paid within the life expectancy of the Member. A Member receiving or entitled to receive an installment distribution under this Section may, in accordance with such rules and regulations as the Trustees shall adopt, request a change in the amount of future installment payments, provided that with respect to installment payments to be made after the Member attains age 70 1/2, such change is consistent with the installment distribution rules under such regulations, or may elect by notice in accordance with such procedures and rules established by the Trustees to receive a lump sum distribution of the remaining balance of the Member's Account.

               (3) If a Member shall die prior to distribution of the Member's entire Account, distribution of the remaining balance of the Member's Account shall be made to the Member's beneficiary as provided in Section 9.3.

               (4) Lump sum distribution of a Member's interest in the Whirlpool Stock Fund shall generally be made in cash; provided, however, if a Member or beneficiary makes an election for a stock distribution, such distribution shall be in shares of common stock of Whirlpool Corporation and cash in lieu of a fractional share. Lump sum distribution of a Member's interest in the other Investment Funds shall be made in cash. Installment distributions of a Member's Account shall be made in cash.

               (5) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this subsection, a distributee may elect, at the time and in the manner prescribed by the Trustees, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this subsection, the following terms shall have the following meaning:

               (A) Eligible rollover distribution. An eligible rollover
                   ------------------------------
     distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee or the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to employer securities); and any hardship withdrawal described in Code Section 401(k)(2)(B)(i)(IV).

               (B)  Eligible retirement plan. An eligible retirement plan is an
                    ------------------------
     individual retirement account described in Code section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (C)  Distributee. A distributee includes an Employee or former
                    -----------
     Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
     Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               (D)  Direct rollover. A direct rollover is a payment by the Plan
                    ---------------
     to the eligible retirement plan specified by the distributee.

               If a distribution is one to which Code Sections 401(a) (11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

               (i) the Trustees clearly inform the Employee that the Employee has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect distribution and, if applicable, a particular distribution option; and

               (ii) the Employee, after receiving the notice, affirmatively elects a distribution.

          (c) If the Member fails to elect a form of distribution as provided above, the Member's Account balance shall be distributed as soon as practicable after the Member thereafter elects a distribution or, if earlier, in a lump sum on or immediately prior to April 1 of the year in which the Member attains age 70 1/2.

          (d) Distribution to an alternate payee pursuant to a qualified domestic relations order, as defined in Code Section 414(p), may be made as soon as practicable following the alternate payee's request for distribution, in accordance with such procedures and rules established by the Administrator, which may be made at such time as specified in the qualified domestic relations order (which time may be before the earliest retirement age as defined in Code
Section 414(p)).

               (e) Effective January 1, 1999, notwithstanding anything herein to the contrary, distribution shall commence not later than April 1 of the calendar year following the calendar year in which: (i) for a Participant who is not a 5% Owner, the later of the following occurs: (A) he attains age seventy and one half (70 1/2), or (B) he retires, and (ii) for a Participant who is a 5% Owner, he attains age seventy and one-half (70 1/2). Alternatively, distributions to a Participant must begin no later than April 1 following such calendar year and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and the Participant's designated beneficiary).

               If the lump sum option is elected, distribution of the Member's Account balance valued as of the preceding December 31, shall be made as of the Required Beginning Date. Any additional deposits and contributions allocated to the Member's Account for subsequent calendar years, and earnings thereon, shall be distributed to the Member in a lump sum as soon as administratively feasible after the end of each such calendar year.

               If an installment distribution is elected, any contribution allocated to the Member's Account for calendar years that include and follow the Required Beginning Date shall not extend the installment period applicable to the Member under Section 9.2(b), but shall be included in the calculation of installment payments to be made after the Required Beginning Date. The first installment payment shall be equal to 12 monthly payments. Any additional contributions allocated to the Member's Account after the installment period has expired, and earnings thereon, shall be distributed in a lump sum.

               (f) Notwithstanding anything herein to the contrary, all distributions shall be determined and made in accordance with Code Section 401(a)(9) and the proposed regulations thereunder, including the minimum distribution incidental benefits requirements of section 1.401(a)(9)-2 of the proposed regulations.

     IX.3      Manner of Distribution and Timing of Death Distributions.
               --------------------------------------------------------

     The distribution of a deceased Member's Account will be made as follows:

               (a) If the deceased Member's Account is not and never was in excess of $3,500, or effective January 1, 1998, $5,000, distribution will be made as soon as possible following the 31st day following the Member's death, or effective August 1, 1998, distribution will be made as soon as possible following the Member's death.

               (b) If the deceased Member's Account exceeds or ever exceeded $3,500, or effective January 1, 1998, $5,000, the Member's beneficiary shall have the right to elect the form and timing of the distribution of the Member's Account. Distribution shall be made in either of the methods specified in Section 9.2(b) as shall be elected by the beneficiary except that a Member may specify a method by which the Member's Account shall be payable for the Member's beneficiary.

               Notwithstanding anything herein to the contrary, the balance of the Member's Account shall be distributed within five (5) years after the date of the Member's death, except if the Member's Account is payable to a designated beneficiary, the distribution may be made in substantially equal monthly installments over a period not to exceed the beneficiary's life expectancy as long as the distributions begin within one year of the Member's death or by such later date as may be specified in regulations issued by the Secretary of the Treasury. If the Member designates his surviving spouse as his beneficiary, however, the distributions need not begin earlier than the date on which the Member would have attained age seventy and one-half (70 1/2). For this purpose, payments will be calculated by use of the return multiples specified in Section 1.72-9 of the regulations. The life expectancy of the spouse may be recalculated annually. In the case of any beneficiary (other than a spouse) such life expectancy will be calculated at the time payment first commences without further recalculation. Further, for purposes of this Section 9.3, any amount paid to a child of the Member will be treated as if it had been paid to the spouse if the amount becomes payable to the spouse when the child reaches the age of majority. If the surviving spouse dies before the distributions begin, this Section 9.3 shall be applied as if the surviving spouse was the Member, except that any form of benefit elected by the Member for post-death distributions prior to his death shall be binding on his spouse.

          Effective January 1, 1998, if the deceased Member's Account exceeds or ever exceeded $5,000, the Member's beneficiary shall have the right to elect the form and timing of the distribution of the Member's Account within one year after the Member's death. Distribution shall be made in either of the methods specified in Section 9.2(b) as shall be elected by the beneficiary except that in the event the beneficiary elects an installment distribution, distribution shall be over the shorter of the period selected pursuant to Section 9.2(b)(1)(ii) or the beneficiary's life expectancy and except that a Member may specify a method by which the Member's Account shall be payable for the Member's beneficiary. Notwithstanding anything herein to the contrary, if the distribution of a Member's Account has begun pursuant to Section 9.2 and the Member dies after the required commencement date under Section 9.2(e) but before the Member's entire Account has been distributed, the remaining portion of the Member's Account shall be distributed to the beneficiary at least as rapidly as under the method in effect on the date of the Member's death.

          (c) Distribution shall commence on or as soon as possible following the later of (i) 31 days following the Member's death or (ii) the date specified by the beneficiary, but not later than one year after the Member's death or, if later and if the beneficiary was married to the Member on the Member's date of death, on or immediately prior to April 1 of the year following the year in which the Member would have attained age 70 1/2. Effective August 1, 1998, distribution shall commence on or as soon as possible following the date specified by the beneficiary, but not later than one year after the Member's death or, if later and if the beneficiary was married to the Member on the Member's date of death, on or immediately prior to April 1 of the year following the year in which the Member would have attained age 70 1/2. If the beneficiary has not elected a form of distribution prior to the first anniversary of the Member's death, distribution shall be made in a lump sum on or as soon as practicable following the one year anniversary of the Member's death.

              (d) Notwithstanding anything to the contrary, if the distribution of a Member's Account has begun pursuant to Section 9.2 and the Member dies after the required commencement date under Section 9.2(e) but before the Member's entire Account has been distributed, the remaining portion of the Member's Account shall be distributed to the beneficiary at least as rapidly as under the method in effect on the date of the Member's death.

     IX.4     Designation of Beneficiary.  A Member, in accordance with such
              --------------------------
procedures and rules established by the Trustees, shall have the right to designate a beneficiary or beneficiaries hereunder who, in the event of the Member's death, shall, if surviving at the time payment is to be made, be entitled, upon complying with the reasonable requirements of the Trustees relating to proof of identity, age, marital status, and the payment of taxes, to receive payments in accordance with the provisions of Section 9.2 or 9.3; and also, a Member shall have the further right in like manner to revoke or change any such designation; provided, however, that --

              (a) The marriage of a Member shall be deemed to revoke any prior designation of beneficiary if notice, in accordance with such procedures and rules established by the Trustees, of such marriage shall be received by any of the Trustees before directing payment of the balance of such Member's Account;

              (b) The divorce of a Member shall be deemed to revoke any prior designation of the former spouse as beneficiary if notice, in accordance with such procedures and rules established by the Trustees, of such divorce shall be received by any of the Trustees before directing payment of the balance of such Member's Account; and

              (c) Notwithstanding the foregoing, a Member who is married shall automatically be deemed to have designated the Member's spouse as beneficiary, unless (1) such spouse irrevocably consents, in accordance with such procedures and rules established by the Trustees, to the designation of some other person or persons as beneficiary, which consent acknowledges the effect of such election and is witnessed by the Trustees, a person designated by the Trustees for this purpose, or a notary public or (2) it is established to the satisfaction of the Trustees that such spousal consent cannot be obtained because there is no spouse, because the spouse cannot be located, because the Member is legally separated from the spouse or has been abandoned, or because of other circumstances as the Secretary of the Treasury may by regulation prescribe. A spouse's consent hereunder shall only be effective as to the specific designation of such persons at the time the consent is made; any change made by the Member in such designation shall also be consented to by the spouse. No instrument of designation, revocation, or change of beneficiary shall be effective unless and until received by the Employer prior to the Member's death.

              In case there is no surviving designated beneficiary, payment shall be made to the surviving members of the following classes of beneficiaries, with preference for classes in the order listed below, in equal shares among members of a class if there is more than one member of a class:

     (6) Member's spouse (unless the parties were divorced or legally separated by court decree);

     (7)      Member's children (including children by adoption);

     (8)      Member's parents (including parents by adoption); or

     (9)      Member's estate.

If any member or members of a prior-listed class are living when payments are due under the method of payment applicable in accordance with Section 9.2 and 9.3, the payments shall be made exclusively to the members of that class; if any member of a class should die during the period when any payments are not due under the method of payment applicable in accordance with Section 9.2 and 9.3, the then surviving members of such class shall receive the entire payments thereafter to be made. Upon the death of the last member of a class, payments thereafter to be made shall be made to the next succeeding class which has then surviving members.

     IX.5     Limitation on Benefits and Distributions.  All rights and
              ----------------------------------------
benefits, including elections, provided to a Member in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order" as those terms are defined in Code Section 414(p).

     IX.6     Distributions Payable to Incompetents.  If any person entitled to
              -------------------------------------
distribution payments hereunder shall be under a legal disability or, in the sole judgment of the Trustees shall otherwise be unable to apply such payments to the Member's own best interest and advantage, the Trustees in the exercise of the Trustees' discretion, may direct all or any portion of such payments to be made in any one or more of the following ways:

              (a)     Directly to such person;

              (b)     To such person's legal guardian or conservator; or

              (c) To such person's spouse or to any other person, to be expended for such person's benefit.

              The decision of the Trustees will, in each case, be final and binding upon all persons, and the Trustees shall not be obliged to see to the proper application or expenditure of any payment so made. Subject to the claims review provisions of Section 13.2, any payment made pursuant to the power herein conferred upon the Trustees shall operate as a complete discharge of all obligations under the Plan as to such payments.

     IX.7     Effect of Reemployment.  In the event a Member who terminated
              ----------------------
employment is reemployed by the Employer or other Affiliate before a lump sum distribution has been made, or after a distribution has commenced to such person under Section 9.2(b), further distribution of the Member's Account shall be suspended, and the undistributed balance of the Member's Account shall continue to be held in the Trust until the Member's employment again terminates.

     IX.8     Distribution Fees.  Notwithstanding anything herein to the
              -----------------
contrary, distributions made pursuant to the provisions of this Article 9 shall be reduced by any distribution fees imposed by third party administrators.

                                   ARTICLE X
                              TOP-HEAVY PROVISIONS
                              --------------------

     X.1      Top-Heavy Provisions.  If the Plan is or becomes a Top-Heavy Plan
              --------------------
in any Plan Year, the provisions of this Appendix I will supersede any conflicting provisions in the Plan.

     X.2      Definitions of Terms.  For purposes of this Appendix I, the
              --------------------
following words and terms shall have the respective meanings hereinafter set forth unless a different meaning is clearly required by context.

              (a)     Determination Date.  For any Plan Year subsequent to the
                      ------------------
first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

              (b)     Determination Period.  The Plan Year containing the
                      --------------------
Determination Date and the four preceding Plan Years.

              (c)     Key Employee.  Any Employee or former Employee (and the
                      ------------
beneficiaries of such Employee) who at any time during the Determination Period was:

                      (10) An officer of the Employer or its Affiliates whose annual Compensation is greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for such Plan Year; provided, however, that no more than the lesser of:

                              (A)     50 Employees, or

                              (B)     the greater of (i) three (3) Employees or
(ii) ten percent (10%) of all Employees, shall be treated as officers, and such officers shall be those with the highest annual Compensation in the five-year period.

                      (11)    An owner (or considered an owner under Code
Section 318) of one of the ten largest interests in the Employer if such individual's Compensation exceeds the dollar limitation under Code Section 415(c)(1)(A) (if two (2) Employees have the same interest in the Employer, the Employee having greater annual Compensation shall be treated as having a larger interest);

                      (12)    A five percent (5%) owner of the Employer; or

                      (13) A one percent (1%) owner of the Employer who has an annual Compensation of more than One Hundred Fifty Thousand Dollars ($150,000).

                              The determination of who is a Key Employee will be
made in accordance with Code Section 416(i)(1) and the regulations thereunder.

              (d)     Non-Key Employee.  An Employee who is not a Key Employee.
                      ----------------

              (e)     Permissive Aggregation Group.  The Required Aggregation
                      ----------------------------
Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

              (f)     Present Value of Accrued Benefits.  Present Value of
                      ---------------------------------
Accrued Benefits shall be based on the interest and mortality rates specified in the defined benefit plan for determining the top-heavy status of the Plan. If the defined benefit plan does not specifically provide for this determination, the Present Value of Accrued Benefits shall be based on 5% interest per annum and, on the 1984 Unisex Pension mortality tables.

              (g)     Required Aggregation Group.
                      --------------------------

                      (14) Each Qualified Plan of the Employer in which at least one Key Employee participates; and

                      (15) Any other Qualified Plan of the Employer which enables a plan described in (1) to meet the requirements of Code Sections 401(a)(4) and 410.

              (h)     Super Top-Heavy Plan.  This Plan is a Super Top-Heavy Plan
                      --------------------
if any of the following conditions exists:

                      (16) If the Top-Heavy Ratio for this Plan exceeds ninety percent (90%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

                      (17) If this Plan is a part of a Required Aggregation Group of plans (but which is not part of any Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds ninety percent (90%); or

                      (18) If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy ratio for the Permissive Aggregation Group exceeds ninety percent (90%).

              (i)     Top-Heavy Plan.  This Plan is a Top-Heavy Plan if any of
                      --------------
the following conditions exist:


                      (19) If the Top-Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation of Group or Permissive Aggregation Group of plans;

                      (20) If this Plan is a part of a Required Aggregation Group of plans (but which is not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds sixty percent (60%); or


                      (21) If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

              (j)     Top-Heavy Ratio:
                      ---------------

                      (22) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has never maintained any defined benefit plan which has covered or could cover a Member in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the Accounts of all Key Employees as of the Determination Date (including any part of any Account distributed in the five-year period ending on the Determination Date and any amount distributed in the five-year period ending on the Determination Date from a terminated plan which, if it has not been terminated, would have been part of a Required Aggregation Group), and the denominator of which is the sum of all Accounts (including any part of any Account distributed in the five-year period ending on the Determination Date) of all Members as of the Determination Date. However, if an individual has not been an Employee with respect to the Plan and has not received Compensation from the Employer during the five-year period ending on the Determination Date, the Account of that individual shall be disregarded. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contribution which is due but unpaid as of the Determination Date.

                  (23) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one nor more defined benefit plans which have covered or could cover a Member in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of Accounts under the defined contribution plans for all Key Employees and the Present Value of Accrued Benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the Accounts under the defined contribution plans for all Members and the Present Value of Accrued Benefits under the defined benefit plans for all Members. Both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an Account or an Accrued Benefit made in the five-year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date, and any amount distributed in the five-year period ending on the Determination Date from a terminated plan which, if it had not been terminated, would have been part of a Required Aggregation Group. However, if an individual has not been an Employee with respect to the Plan and has not received Compensation from the Employer during the five-year period ending on the Determination Date, the Account and the Accrued Benefit of that individual shall be disregarded.

                  (24) For purposes of (1) and (2) above, the value of Accounts and the Present Value of Accrued Benefits will be determined as of the Determination Date. The Accounts and Accrued Benefits of a Member who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which Distributions, Rollovers, and Transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. When aggregating plans, the value of Accounts and Present Value of Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

            (k)   Top-Heavy Valuation Date.  The Top-Heavy Valuation Date is the
                  ------------------------
last day of each Plan Year.

     X.3    Minimum Vesting Schedule.  For any Plan Year in which this is a Top-
            ------------------------
Heavy Plan, all Accounts shall be fully vested and nonforfeitable.

     X.4    Change in Top-Heavy Status. If the Plan becomes a Top-Heavy Plan
            --------------------------
and subsequently ceases to be a Top-Heavy Plan, the vesting schedule in Section
10.3 shall continue
to apply in determining the vested percentage of any Member who had at least three (3) years of Credited Service as of the last day of the last Plan Year during which the Plan is a Top-Heavy Plan.

     For Members with less than three (3) years of Credited Service, the schedule in Section 10.3 shall apply only to their Accounts as of the last day of the last Plan Year during which the Plan is a Top-Heavy Plan.

     X.5    Maximum Benefit Exception.
            -------------------------

            (a)   Calculation of Minimum Allocation.
                  ---------------------------------

                  Notwithstanding any other provision in this Plan except subsections (b) and (c) and Section 10.5, for any Plan Year in which this Plan is a Top-Heavy Plan, each Member who is not a Key Employee will receive an allocation of Employer contributions and forfeitures of not less than three percent (3%) of his Compensation for such Plan Year (the "Minimum Allocation"). The Minimum Allocation is determined without regard to any Social Security contribution. The Minimum Allocation applies even though under other Plan provisions the Member would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because: (1) the non-Key Employee fails to make mandatory contributions to the Plan, (2) the non-Key Employee's Compensation is less than a stated amount, or (3) the non-Key Employee fails to complete one thousand (1,000) Hours of Service in the Plan Year.

            (b)   Limitation on Minimum Allocation.
                  --------------------------------

            No Minimum Allocation shall be provided pursuant to subsection (a) to a Member who is not employed by the Employer on the last day of the Plan Year.

            (c)   Minimum Allocation When Member is Covered by Another Qualified
                  --------------------------------------------------------------
Plan.
----

                  (25) If the Employer maintains one or more other Defined Contribution Plans covering Employees who are Members in this Plan, the Minimum Allocation shall be provided under this Plan unless such other Defined Contribution Plans make explicit reference to this Plan and provide that the Minimum Allocation shall not be provided under this Plan, in which case the provisions of subsection (a) shall apply to any Member covered under such other Defined Contribution Plans.

                  (26) If the Employer maintains one or more Defined Benefit Plans covering Employees who are Members in this Plan, and such Defined Benefit Plan(s) provide that Employees who are participants therein shall accrue the minimum benefit applicable to top-heavy Defined Benefit Plans notwithstanding their participation in this Plan (making explicit reference to this Plan), then the provision of subsection (a) shall not apply to any Member covered under such Defined Benefit Plan(s).

                  (27) If the Employer maintains one or more Defined Benefit Plans covering Employees who are Members in this Plan, and the provisions of paragraph (2) do not apply, then each Member who is not a Key Employee and who is covered by such Defined Benefit Plan(s) shall receive a Minimum Allocation determined by applying the provisions of subsection (a) with the substitution of "5%" in each place that "3%" occurs therein.

            (d)   Non-forfeitability.
                  ------------------

            The Member's Minimum Allocation required under this Section, to the extent required to be non-forfeitable under Code Section 416(b), may not be forfeited under Code Sections 411(a)(3)(B) (relating to suspension of benefits on reemployment) or 411(a)(3)(D) (relating to withdrawal of mandatory contributions).

     X.6    Nonduplication of Top-Heavy Minimum Benefits. Notwithstanding
            --------------------------------------------
anything herein to the contrary, in any Plan Year in which a Non-Key Employee is a Member in both this Plan and a defined benefit plan, and both such plans are Top-Heavy Plans, the Employer shall not be required to provide a Non-Key Employee with both the full separate minimum defined contribution plan allocations and the full separate defined benefit plan benefit. Therefore, the Employer may satisfy the minimum benefit requirement of Internal Revenue Code
Section 416(c)(1)(E) for the Non-Key Employee by providing any combination of benefits and/or contributions that satisfy any one of the four safe harbor rules of Regulation 1.416-1(m-12).

                                   ARTICLE XI
                                NONASSIGNABILITY
                                ----------------

     It is a condition of the Plan to which all rights of any person shall be subject, that payments hereunder shall be made only to those persons entitled thereto under the terms of this Plan, and no right or interest in the Plan or Trust shall be transferable or assignable; such right or interest may not be anticipated, charged or encumbered, and shall not be subject to or reached by any legal or equitable process (including execution, garnishment, attachment, pledge or bankruptcy) in satisfaction of any debt, liability, or obligation prior to its receipt; provided, however, that notwithstanding any provisions of the Plan or Trust to the contrary, compliance with a "qualified domestic relations order" within the meaning of the Code shall not be prohibited hereunder and shall satisfy all provisions of the Plan and Trust.

     Notwithstanding the preceding paragraph, effective with respect to judgments, orders and decrees issued, and settlement agreements entered into, on or after August 5, 1997, the Plan shall not be treated as failing to meet the requirements of this Section solely by reason of any offset of a Member's benefits against an amount that the Member is ordered or required to pay to the Plan as a result of the Member's breach of fiduciary duty to the Plan or commission of a criminal act against the Plan to the extent permitted under Section 401(a)(13)(C)-(D) of the Code.

                                   ARTICLE XII
                                 TRUST AGREEMENT
                                 ---------------

     The Company has entered into the Trust with the Corporate Trustee and the Individual Trustees establishing a Trust to fund and implement the Plan. The Trust shall be deemed to form a part of the Plan and any and all rights and benefits which may accrue to any person under the Plan shall be subject to all of the terms and provisions thereof.

     No part of the corpus or income of the Trust shall revert to the Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Members and their beneficiaries; provided however, that the general prohibition against reversion will not apply to the return for the following reasons of the contribution made by the Employer to the Plan:

                  (28) If the contribution is made by the Employer by reason of a mistake of fact, such contribution must be returned to the Employer.

                  (29) In the event a contribution made by the Employer is nondeductible under Code Section 404, such contribution, to the extent nondeductible, must be returned to the Employer.

     The return to the Employer of the contribution involved must be made within one year of the mistaken payment of the contribution, the date of denial of the initial qualification, or the disallowance of the deduction.

     The amount which shall be returned to the Employer is the excess of the amount contributed over (1) the amount that would have been contributed had there not occurred a mistake of fact or (2) the amount determined deductible. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned.

                                  ARTICLE XIII
                          MANAGEMENT AND ADMINISTRATION
                          -----------------------------

     XIII.1 Administrator. The Company shall be the Administrator and Named
            -------------
Fiduciary of the Plan. The Plan shall be under the management of the Individual Trustees (also referred to below as the "Trustees"), who shall have and exercise such powers as are set forth in the Plan and the Trust and such other powers as may be necessary to carry out the provisions hereof. The Trustees shall have full power and authority, within the limits of the Plan, to supervise the operation and administration of the Plan. The Trustees shall from time to time establish rules for the administration of the Plan. The Trustees shall have the exclusive right and discretionary authority to interpret the Plan and decide any matters arising hereunder in the administration and the operation of the Plan, and any such interpretations or decisions so made will be conclusive and binding on all persons having an interest in the Plan including, but not limited to Members, Former Members, beneficiaries, the Corporate Trustee under the Trust and shall be given the maximum possible deference allowed by law. The Trustees' interpretations and decisions will be made and applied so as not to discriminate in favor of Members who are officers, shareholders or Highly Compensated Members. The Trustees shall direct the Corporate Trustee concerning all benefit payments which should be made out of the Trust pursuant to the provisions of the Plan, including the withholding of Federal income tax on taxable distributions payable hereunder. An Individual Trustee shall serve without compensation for services as a trustee if receiving full-time pay from the Employer as an Employee. Any other Individual Trustee may receive compensation for services as a trustee from the Company and not from the Plan. An Individual Trustee may receive reimbursement by the Company of expenses properly and actually incurred.

     XIII.2 Claims Review Procedure. The Trustees shall establish a claims
            -----------------------
review procedure for any claim for benefits under the Plan which is wholly or partially denied, after completion of the established claims procedure at the plant or division level. Such claims review procedure shall: (a) provide that the claimant shall be given notice in writing of such denial setting forth the specific reasons for such denial, and (b) afford a reasonable opportunity to such claimant for a full and fair review of the decision denying the claim.

     XIII.3 Delegation. The Trustees shall have the right, from time to time, to
            ----------
delegate to any person or persons, subject to such terms, conditions and restrictions as they may prescribe, such of their rights, powers, authorities, discretions and duties hereunder, except those dealing with interpretation of the provisions of the Plan, as they shall determine; and all actions taken by any such person or persons pursuant to and in accordance with any such delegations shall be effective and binding upon all parties to the same extent as though taken by the Trustees.

     XIII.4 Expenses of Administration. All expenses and liabilities incurred in
            --------------------------
connection with the administration of the Plan shall be paid from the Trust unless paid or advanced by the Employer.

     XIII.5 Employment of Specialists. The Trustees may authorize one or more of
            -------------------------
their number or any agent to execute or deliver any instrument or instruments on its behalf, and may employ such counsel, auditors, and other specialists and such clerical, medical, actuarial, and other services as it may require in carrying out the provisions of the Plan, with the expenses therefor paid from the Trust unless the Company pays such expenses.

         XIII.6 Information for Benefits and Data. All persons claiming benefits
                ---------------------------------
from the Trust must furnish to the Trustees or their designated agent such documents, evidence, or information as the Trustees or their designated agent considers necessary or desirable for the purpose of administering the Plan, and the distribution of all benefits hereunder is hereby conditioned on the furnishing of such material.

         XIII.7 Indemnity for Liability. Except as provided by the Employee
                -----------------------
Retirement Income Security Act of 1974, as amended, neither the Company nor any other Employer, nor any of their officers or other employees acting at the direction of the Employer, nor members of the Board, nor the Individual Trustees or their successors shall be liable in their individual capacities to any person for any action taken or omitted under the provisions of the Plan and Trust. The Employers shall indemnify each of the other above-named persons against any and all claims, losses, damages, expenses, including counsel fees, incurred by such persons and any liability, including any amounts paid in settlement with the Individual Trustees' approval, arising from such person's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.

         XIII.8 Unclaimed Payments. If a Member or the Member's beneficiary
                ------------------
fails to apprise the Trustees of changes in the address of the Member or the Member's beneficiary, and the Trustees are unable to communicate with the Member or the Member's beneficiary at the address last recorded by the Trustees within two years after any benefit becomes due and payable from the Plan to any Member or the Member's beneficiary, the Trustees may mail a notice by certified mail, return receipt requested, to the last known address of such person outlining the following action to be taken unless such person replies to the Trustees within 60 days from the mailing of such notice in accordance with such procedures and rules established by the Trustees: The Trustees may direct that the Member's adjusted account balance at the end of such two-year period shall be forfeited and all liability for the payment thereof shall terminate; provided, however, that in the event of a subsequent reappearance of the Member or the Member's beneficiary prior to termination of the Plan, the amount forfeited shall be reinstated without past adjustments. Any amounts forfeited under this Section
13.8 shall be applied to reduce future Employer Matching Contributions.

         XIII.9 Effect of Mistake. In the event of any mistake or misstatement
                -----------------
with respect to the eligibility, compensation, contributions, service, or participation of a Member, or the amount of any distribution made or to be made to a Member or the Member's beneficiary, the Trustees shall, to the extent they deem it appropriate, cause to be allocated from future contributions, or cause to be withheld or accelerated, or otherwise adjust, such amounts as will in its judgment accord to such Member or the Member's beneficiary the credits to the Member's Account or the distributions to which such person is entitled under the Plan.

                                   ARTICLE XIV
                           COMPANY AND EMPLOYER RIGHTS
                           ---------------------------

         XIV.1 Company's Interest in Trust. The Trust and Plan hereby created
               ---------------------------
shall be maintained for the exclusive benefit of Members and their beneficiaries, and is intended to qualify under Code Sections 401(a) and 501(a) and under the Employee Retirement Income Security Act of 1974, as amended. In no event shall the Company or any other employer have any right, claim, or beneficial or reversionary interest in any Trust assets, and the Trustee shall make no payment or other distribution to the Company or any other employer except: (i) taxes which the Company or any other employer is obligated to withhold and remit to tax collecting agencies, or (ii) to return to the Company or any other employer a contribution made by a mistake of facts within one year of such contribution, or (iii) to return to the Company or any other employer a contribution, to the extent the deduction for such contribution under Code
Section 404 is disallowed, within one year after the disallowance of the deduction; but nothing contained in the Trust agreement shall be construed to impair the Company's right to see to the proper administration of the Trust in accordance with Plan provisions. Earnings of the Plan attributable to any excess contributions, as determined pursuant to (ii) or (iii) above, may not be returned to the Company or any other employer but any losses attributable thereto must reduce the amount so returned.

         XIV.2 Inspection of Records. The Company shall have the right to have
               ---------------------
the books, accounts and records of the Trustees examined at any time, or from time to time, by such accountants, attorneys, agents or employees as the Company may select, and to take such copies of, or extracts from, such books, accounts and records as the Company desires. The cost of such examination and report shall be paid by the Company.

         XIV.3 Amendment. The Company alone reserves the right by action of the
               ---------
Board to amend the Plan at any time, and from time to time, except that no amendment shall be made to the Plan which reduces a Member's accrued benefit. The Company shall promptly notify the Trustees of any amendment. However, the Trustees' duties and responsibilities may not be increased without their consent, and no such amendment shall vest in the Company or any other employer any right, title or interest in and to Trust assets, divest Members or their beneficiaries of any vested rights in their accounts, or allow any part of Trust assets to be used for, or diverted to, purposes other than for the exclusive benefit of Members and their beneficiaries within the meaning of the Code and the Employee Retirement Income Security Act of 1974 as amended from time to time, except to the extent necessary to conform the Plan and Trust to the requirements of any applicable future legislation, regulation or other rule of law.

         XIV.4 Employment Rights. This Plan shall not be construed to create a
               -----------------
contract of employment between an Employer and any Member, to create a right in any Member to be continued in employment, or to limit an Employer's right to discharge any Member with or without cause.

         XIV.5 Company and Employer Liability. Neither the Company nor any other
               ------------------------------
Employer does in any manner guarantee that the Trust will not sustain losses, that Trust assets will not depreciate or that the value of the Trust may not otherwise be reduced.

                                   ARTICLE XV
                                   TERMINATION
                                   -----------

         XV.1 Event of Termination. The Company alone reserves the right to
              --------------------
terminate the Plan and Trust by giving notice to the Trustee at any time. Each Employer reserves the right to terminate its participation in the Plan and Trust by giving notice to the Company and the Trustees at any time. Any termination of the Plan by the Company shall be effective with respect to all Employers without the consent of such other Employers. A permanent discontinuance of an Employer's contributions shall constitute a termination of the Plan as to the Employees of that Employer. However, each Employer reserves the right to suspend its contribution for any Plan Year, without terminating the Plan, by providing notice to the Trustees not less than thirty days prior to the beginning of such year.

         XV.2 Effect of Termination. Upon the termination or partial termination
              ---------------------
of the Plan and Trust, each Member affected by such termination or partial termination or such Member's beneficiary or beneficiaries, as to the case may be, shall be entitled to 100% of such Member's Account, determined on the termination date. Distribution, in the event of a termination or partial termination of the Plan, shall be made by the Trustees in one sum or in substantially equal installments during a period not exceeding one year following such termination. In the case of complete termination, when all Trust assets have been distributed, the Trustees shall be discharged, but the Trust shall nevertheless continue as a legal entity during the period for the purpose of distributing all property to the persons entitled thereto.

                                   ARTICLE XVI
                      TRANSFERS, MERGERS AND CONSOLIDATIONS
                      -------------------------------------

         The Plan may not merge or consolidate with, or transfer its assets or liabilities to, any other plan unless each Member would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Member would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

                                  ARTICLE XVII
                                   SUCCESSORS
                                   ----------

         This Plan shall be binding upon all persons entitled to distributions hereunder, their respective heirs, next-of-kin and legal representatives; and upon the Employer, its successors and assigns.

                                  ARTICLE XVIII
                           INTERPRETATION OF AGREEMENT
                           ---------------------------

         XVIII.1 Interpretation of Plan. The Trustees may, from time to time,
                 ----------------------
adopt rules and regulations to be used in carrying out the purposes of the Plan. All questions of interpretation of the Plan, or amendments thereto, or the rules and regulations pertaining thereto, or relating to any matter of accounting, values, profits or any other matters or differences which may arise, shall be determined solely by the Trustees, and except as otherwise provided in Section 14.1, the decisions of the Trustees shall be final and conclusive upon all Members and their beneficiaries hereunder.

         XVIII.2 Forms. The Trustees may prescribe or provide for appropriate
                 -----
forms to be used by Members of the Plan. All elections and transfers provided for herein shall be made on such forms, or in such manner, as the Trustees shall prescribe and shall be made in accordance with such rules and regulations as the Trustees shall adopt.

         XVIII.3 Applicable Law. Since the Company's principal office and the
                 --------------
Administrator's domicile are in the State of Michigan and since it is contemplated that the situs of administration of the Plan will continue in such State, all rights under the Plan shall be governed, construed and administered in accordance with the laws of the State of Michigan to the extent such law is not superseded by the Employee Retirement Income Security Act of 1974, as amended.

         XVIII.4 Compliance with Rule 16b-3. The provisions of Sections 4.3 and
                 --------------------------
7.9 of this Plan shall be interpreted so as to comply with the conditions or requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, unless a contrary interpretation of any such provisions is otherwise required by applicable law.

                                                WHIRLPOOL CORPORATION


ATTEST:                                         By:
                                                   -----------------------------
                                                     David R. Whitwam
                                                     Chairman of the Board
By: ______________________                           and Chief Executive Officer

           Robert T. Kenagy, Associate
           General Counsel and Corporate
           Secretary

                                SUPPLEMENT TO THE
                                -----------------
                              WHIRLPOOL 401(k) PLAN
                              ---------------------

                       Pertaining to Participation By the
                       Former Danville, Kentucky Employees
                       -----------------------------------


     The special provisions contained in this Supplement apply to each Member in the Plan employed at Danville, Kentucky who, effective as of July 31, 1990, ceased to be employed by the Company and transferred to employment with Matsushita Floor Care Company ("MFCC"), such persons being referred to herein as "Danville Members." To the extent that the provisions of this Supplement are inconsistent with the provisions of the Plan, the provisions of this Supplement shall control with respect to Danville Members.

     (1)     Discontinuance of Active Participation. Effective as of July 31,
             --------------------------------------
1990, all Member and Employer contributions for Danville Members were discontinued. Pursuant to the Asset Contribution Agreement dated July 27, 1990 between the Company and MFCC, MFCC agreed to establish a qualified defined contribution plan with Code Section 401(k) features and with Member Accounts similar to those under the Plan (the "MFCC Plan").

     (2)     Accounts Invested in Whirlpool Stock Fund. The accounts of Danville
             -----------------------------------------
Members that are invested in the Whirlpool Stock Fund were retained in the Trust, subject to an election by Danville Members described in this paragraph. A Danville Member may elect, by an election made in accordance with such procedures and rules established by the Trustees, at any time, that 100 percent of all of such Member's accounts in the Whirlpool Stock Fund be liquidated for cash and be transferred as soon as administratively possible following receipt of said properly completed election, subject to any outstanding loans against such accounts, to such Member's accounts under investment funds under the MFCC Plan and its trust.

     (3)     Status of Whirlpool Stock Fund Accounts. During the interval
             ---------------------------------------
between November 1, 1990 and the date on which a Danville Member's accounts in the Whirlpool Stock Fund are transferred under paragraph (2) above, the Danville Member, as a Former Member, may not apply for a loan under Section 8.5 nor for an in-service withdrawal under Sections 8.1 through 8.4 of the Plan.

     (4)     Termination of MFCC Employment. Upon notice by MFCC to the Company
             ------------------------------
of termination of a Danville Member's employment with MFCC prior to complete transfer of that Member's accounts under paragraph (2) above, the Member shall be entitled to a distribution under the Plan of the full adjusted amount of that Member's Account in accordance with Article IX of the Plan, and that Member's accounts in the Whirlpool Stock Fund shall be distributed in Company Stock or in cash as provided under Section 9.2 of the Plan.

                                SUPPLEMENT TO THE
                                -----------------
                              WHIRLPOOL 401(k) PLAN
                              ---------------------

                         Pertaining to Participation By
                         Technicians at Tulsa, Oklahoma
                         ------------------------------


     The special provisions contained in this Supplement apply, effective as of January 1, 1996, to Employees in the Plan employed at Tulsa, Oklahoma as technicians, who shall include all employees at Tulsa whose status is that of "technicians" and who are not classified by the Company as "exempt salaried" employees (the "Tulsa Employees," who, when they become Members shall be referred to as the "Tulsa Members"). The provisions of the Plan shall apply to Tulsa Members except to the extent otherwise provided in this Supplement, below.

     (1)     Employer Fixed Contributions. Each Plan Year beginning with the
             ----------------------------
1996 Plan Year, the Employer shall contribute, on behalf of each Tulsa Member eligible to share in the allocation as provided in paragraph (2) below, a fixed contribution equal to 2 percent of such Member's Compensation for the Plan Year.

     (2)     Allocation of Fixed Contribution. A Tulsa member shall be eligible
             --------------------------------
to share in the allocation of the fixed contribution for the year if the Member
(a) was an Employee on the last day of the Plan Year or (b) terminated employment during but before the last day of the Plan Year due to retirement, Disability, or death. Any other Tulsa Member whose employment terminated for any other reason before such allocation date shall not share in such allocation.

     (3)     Crediting of Fixed Contribution to Accounts. The fixed contribution
             -------------------------------------------
made for Tulsa Members eligible to share in the allocation as provided in paragraph (2) above shall be allocated and credited to the Matching Contributions Subaccounts of such eligible Members in proportion to the Members' respective compensation for the year, and shall be paid to the Trustee for deposit into the Trust Fund. Such contributions shall be fully vested and nonforfeitable.

     (4)     In-Service Withdrawals and Loans. Fixed contributions and earnings
             --------------------------------
thereon are not eligible for hardship withdrawals under section 8.3 nor age 59 1/2 withdrawals as provided in section 8.2, but are available for Plan loans under section 8.5.

                     AMENDMENT TO THE WHIRLPOOL 401(k) PLAN
                     --------------------------------------

     This Amendment to the Whirlpool 401(k) Plan is made effective as of the 15/th/ day of August, 2000 by Whirlpool Corporation (the "Employer") a Delaware corporation.

                                    RECITALS
                                    --------

     Effective January 1, 1997, the Employer adopted the amended and restated Whirlpool 401(k) Plan (the "Plan"), intending that it continue to qualify, under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended. Pursuant to resolutions of the Board of Directors, which delegated authority to adopt amendments to the Plan to the Chief Executive Officer of the Employer, the Plan is hereby amended effective January 1, 2000.

1. Section 2.1 is amended by the addition of new paragraph (v) to provide as follows:

     (v) "Minimum Employer Contribution" shall mean the Employer contributions made by the Employer to the Plan in accordance with the provisions of Section 5.3.

2.   Article V is amended to add new Sections 5.3 and 5.4 to provide as follows:

     5.3    Minimum Employer Contribution - For each Plan Year, each Employer
            -----------------------------
            may make a Minimum Employer Contribution to the Plan, in recognition for prior services rendered, in the form of Employer contributions (within the meaning of Section 404 of the Code) at least equal to a specified dollar amount; provided, however, that the aforesaid specified dollar amount shall be reduced by the aggregate amount of contributions made pursuant to Section 4.1 and 5.1 of the Plan. Such specified dollar amount, if any, shall be determined by the Committee or the Employer's Chief Financial Officer, or other delegates, in his or her complete discretion, and approved in writing by the Chairman of the Board and Chief Executive Officer of the Employer on or before the last day of the Employer's "Appropriate Period" that ends with or within such Plan Year.

            For purposes of this Section, the term "Appropriate Period" means the first 3, 5, 6, 8, 9, or 11 months of the taxable year that is utilized for determination of the Employer's taxable income for annualization purposes pursuant to Proposed Regulations Sec. 1.6655-2(e)(1), as amended or replaced from time to time.

            The Minimum Employer Contribution shall be paid in one or more installments without interest. The Employer shall pay the Minimum Employer Contribution at any time during the Plan Year, and for purposes of deducting such contribution, shall make the contribution not later than the time prescribed by the Code for filing the Employer's income tax return (including extensions) for its taxable year that ends with or within such Plan Year. Notwithstanding any provision of the Plan to the contrary, the Minimum Employer Contribution made to the Plan by the

            Employer shall not revert to, or be returned to, the Employer.

     5.4    Allocation of Minimum Employer Contribution - The Minimum Employer
            -------------------------------------------
            Contribution made by the Employer for the Plan Year shall be allocated to the account of each Member who is an Employee on the last day of the Plan Year or who terminated employment due to death, disability or retirement during the Plan Year in the ratio that the Member's Compensation for the Plan Year bears to the Compensation for the Plan Year of all such Members.

     In Witness Whereof, Whirlpool Corporation has caused this Amendment to the Plan to be signed by its duly authorized officers as of the day and year first written above.

                                          WHIRLPOOL CORPORATION

                                          By

                                               David R. Whitwam, Chairman of the
                                               Board and Chief Executive Officer

ATTEST:


By:                                                     (Corporate Seal)
     Robert T. Kenagy, Associate General Counsel
      and Corporate Secretary

                     AMENDMENT TO THE WHIRLPOOL 401(k) PLAN
                     --------------------------------------

         This Amendment to the Whirlpool 401(k) Plan is made this 20th day of December, 2000 by Whirlpool Corporation (the "Employer"), a Delaware corporation.

                                    RECITALS
                                    --------

         Effective January 1, 1997, the Employer adopted the amended and restated Whirlpool 401(k) Plan (the "Plan"), intending that it continue to qualify, under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Employment Retirement Income Security Act of 1974, as amended. Pursuant to resolutions of the Board of Directors, which delegated authority to adopt amendments to the Plan to the Chief Executive Officer of the Employer, the Plan is hereby amended effective January 1, 2000.

1. The Supplement to the Whirlpool 401(k) Plan Pertaining to Participation by Technicians at Tulsa, Oklahoma is hereby deleted in its entirety effective January 1, 2000.

2. In all other respects the Plan, as amended, is hereby ratified and confirmed.

         In Witness Whereof, Whirlpool Corporation has caused this Amendment to the Plan to be signed by its duly authorized officers as of the day and year first written above.

                                         WHIRLPOOL CORPORATION

                                         By:
                                              David R. Whitwam, Chairman of the
                                              Board and Chief Executive Officer

ATTEST:

                                                               (Corporate Seal)
By:
     Robert T. Kenagy, Associate General Counsel
     and Corporate Secretary

                                AMENDMENT TO THE
                              WHIRLPOOL 401(k) PLAN

         THIS AMENDMENT is made this 31st day of May, 2001 by WHIRLPOOL CORPORATION (the "Company").

         WHEREAS the Company is the sponsor of the Whirlpool 401(k) Plan (the "Plan"), as last amended and restated through July 1, 2000 (effective January 1,
1997), intending that it continue to qualify under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended; and

         WHEREAS the Company has concluded that it is in the best interest of its participants to increase the automatic enrollment feature of the Plan from 2% to 3% effective July 1, 2001; and

         WHEREAS the Company desires to amend the Plan pursuant to Section 14.3;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Section 4.3(d) of the Plan is hereby deleted in its entirety and the following is substituted in its place to read as follows:

         "(d)   Effective July 1, 2001, notwithstanding anything herein to the contrary, any Member who does not affirmatively elect a deferral percentage between 0% and 20% of such Member's compensation within thirty (30) days of the Member's date of hire shall be deemed to have elected a deferral percentage of three percent (3%) of such Member's Compensation effective as soon as administratively feasible following the thirtieth (30th) day following the Member's date of hire, but in no event later than thirty (30) days thereafter. The election provided for in this Section 4.3(d) may be changed by the Member as provided in Section 4.3(b)."

         2. In all other respects the Plan, as amended herein, is hereby ratified and confirmed.

         IN WITNESS WHEREOF, Whirlpool Corporation has caused this Amendment to be executed upon the signatures of its duly authorized officers who have hereto set their hands as of the date first set forth above.

                                             WHIRLPOOL CORPORATION

                                             By_________________________________
                                                 David R. Whitwam,
                                                 Chairman of the Board and
                                                 Chief Executive Officer

ATTEST:

By:_____________________________________                  (Corporate Seal)
         Robert T. Kenagy,
         Associate General Counsel
         and Corporate Secretary

                                AMENDMENT TO THE
                              WHIRLPOOL 401(k) PLAN

         THIS AMENDMENT is made this 19th day of November, 2001 by WHIRLPOOL CORPORATION (the "Company").

         WHEREAS the Company is the sponsor of the Whirlpool 401(k) Plan (the "Plan"), as last amended and restated through July 1, 2000 (effective January 1,
1997), intending that it continue to qualify under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended; and

         WHEREAS the Company desires to further amend the Plan pursuant to
Section 14.3 to update it for recent legislation effective January 1, 1997, except as otherwise specified herein, and to allow increased payroll deductions for Non-Highly Compensated Members effective January 1, 2002;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Section 2.1(f) of the Plan is hereby deleted in its entirety and the following is substituted in its place to read as follows:

              (f) Compensation: An Employee's permanent wages; salaries;
                  ------------
         shift premiums; overtime; sales commissions; vacation and holiday pay; paid leave for jury duty, bereavement leave and military duty; and short-term bonus payments designated by the Member's Employer. Compensation shall also include tax-deferred deposits made on behalf of a Member under Section 4.1 of the Plan or under a plan of the Employer which qualifies under Code Sections 125 or 132(f). Compensation shall not include cash payments or the value of benefits received under the Employer's Flex Choice flexible benefits program, moving expenses, tuition expenses and reimbursements for employee purchases. Compensation shall also not include any amounts in excess of $150,000, as adjusted by the Commissioner for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B), the cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year.

         2. Effective January 1, 1998, the matching percentage chart at the end of Section 2.1(q) of the Plan is hereby deleted in its entirety.

         3. Effective January 1, 2002, Section 4.1(b) is hereby deleted in its entirety and the following is substituted in its place to read as follows:

              (b) Through payroll deduction, in any whole percentage between zero percent (0%) and fifty percent (50%) of each Member's Compensation as such Member may elect; provided, however, that the reduction percentage applicable to a Member's pay for any Plan Year in which the Member is a Highly Compensated Member may not exceed fifteen percent (15%). The tax-deferred deposits elected by such Member will be deducted from the Member's Compensation for each pay period and shall be paid by the Employer to the Trust no later than the 15th business day of the month following the month in which the tax-deferred deposits were deducted.

     4. The last sentence of Section 6.1(c) is hereby deleted in its entirety and the following is substituted in its place to read as follows:

           Notwithstanding anything herein to the contrary, for Plan Years beginning on or after January 1, 1998, the term "compensation" shall include elective deferrals pursuant to a salary reduction agreement (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code Sections 125, 132(f), 401(k) or 457.

     5. The first paragraph of Section 6.1(d) of the Plan is hereby deleted in its entirety and the following is substituted in its place to read as follows:

           (d) Reduction in Annual Account Additions. If in any Plan Year a
               -------------------------------------
     Member's Annual Account Additions exceed the applicable limitation determined under Subsection (b) above, by reason of a reasonable error in estimating a Member's compensation or otherwise, such excess, adjusted for earnings or losses thereon (referred to herein as the "Annual Account Excess"), shall not be allocated to the Member's Account, but shall be treated in the following manner:

     6. Sections 9.2(a) and 9.3(a) of the Plan are hereby amended effective November 1, 2000 by deleting the phrase "and never was" wherever it appears.

     7. Section 9.2(b) of the Plan is hereby amended effective November 1, 2000 by deleting the phrase "or ever was" whenever it appears.

     8. Section 9.3(b) of the Plan is hereby amended effective November 1, 2000 by deleting the phrase "or ever exceeded" wherever it appears.

     9. The Plan is hereby amended by adding the following Article XIX at the end thereof to read as follows:

                                   ARTICLE XIX

                 TRANSITIONAL MINIMUM REQUIRED DISTRIBUTION RULE

           With respect to distributions under the Plan made on or after November 1, 2001 for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a participant for 2001 prior to November 1, 2001 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such participant for 2001 on or after such date. If the total amount of required minimum distributions made to a participant for 2001 prior to November 1, 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the last calendar year beginning before the effective date of the final regulations under secn 401(a)(9) or such other date as may be published by the Internal Revenue Service.

          10. In all other respects the Plan, as amended herein, is hereby ratified and confirmed.

          IN WITNESS WHEREOF, Whirlpool Corporation has caused this agreement to be executed upon the signatures of its duly qualified officers who have hereto set their hands as of the date first set forth above.

                                                WHIRLPOOL CORPORATION

                                                By:____________________________
                                                    David R. Whitwam,
                                                    Chairman of the Board and
                                                    Chief Executive Officer

ATTEST:

By:
   ________________________________
     Robert T. Kenagy,
     Associate General Counsel
     and Corporate Secretary

                                AMENDMENT TO THE
                              Whirlpool 401(k) Plan

     THIS AMENDMENT to the Whirlpool 401(k) Plan (the "Plan") is made this 22nd day of February, 2002 by WHIRLPOOL CORPORATION (the "Company").

                                R E C I T A L S:
                                ---------------

     WHEREAS the Company is the sponsor of the Plan, as last amended and restated through July 1, 2000 (effective January 1, 1997) intending that it continue to qualify under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended; and

     WHEREAS this Amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") and is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder;

     NOW THEREFORE pursuant to the powers reserved to it in the Plan, the Company hereby adopts this Amendment to the Plan effective January 1, 2002, except as otherwise specified herein. This Amendment shall supercede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

     1. Article I is hereby amended by adding a new paragraph to the end thereof to read as follows:

         Notwithstanding anything herein to the contrary, effective as of the date of adoption of this Amendment, the Whirlpool Stock Fund, established hereunder for the investment of Employer Matching Contributions, Tax-Deferred Deposits and Rollover Contributions is hereby designated as and is intended to be an employee stock ownership plan within the meaning of Code Section 4975(e)(7) and shall be referred to as the Whirlpool ESOP Plan to enable eligible employees of the Company to acquire stock ownership interests in the Company, by investing primarily in Company Stock.

     2. The last sentence of Section 2.1(f) of the Plan is hereby deleted and the following is hereby substituted in its place to read as follows:

         The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

     3. Section 4.1 of the Plan is hereby amended by adding Subsections (c) and
(d) to read as follows:

        (c) Notwithstanding anything in Subsections (a) and (b) to the contrary, any Member who is a Highly Compensated Member for any Plan Year solely due to the receipt of relocation reimbursements may elect tax-deferred deposits for each year up to the limits provided in Subsections (a) and (b) above for Members who are not Highly Compensated Members.

        (d) Effective May 1, 2002, all Members who are eligible to make tax-deferred deposits under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code
     Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions. The Plan does not provide for Employer Matching Contributions on catch-up contributions.

     4. Section 6.1(b) of the Plan is hereby amended to read as follows:

        Notwithstanding the foregoing provisions of this Article VI, except to the extent permitted under Section 4.1(d) of the Plan, as added by this Amendment, and Code Section 414(v), the Annual Account Additions of a Member for any Plan Year, which shall be the limitation year, shall not exceed the lesser of:

               (1) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

               (2) 100% of the Participant's compensation, as described in
        Section 6.1(c) of the Plan for the Plan Year.

     The compensation limit referred to in this 6.1(b) of the Plan shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Account Addition.

     5. Sections 6.2(b) and 6.2 (d) of the Plan are hereby amended by adding the following at the end of each to read as follows:

        The multiple use test described in Treasury Regulation section 1.401(m)-2 shall not apply for Plan Years beginning after December 31, 2001.

     6. Section VII of the Plan is hereby amended by adding Section 7.10 at the end thereof to read as follows:

        7.10 Dividends. Any cash dividends paid with respect to shares of
             ---------
     Company Stock allocated under the Whirlpool Stock Fund to a Member's Account may, in accordance with such procedures and rules established by the Trustees, be either: (a) paid by the Company directly in cash to Members or paid to the Trustees and distributed by the Trustees to the Members no later than 90 days after the end of the Plan Year in which they are paid to the Trustees or (b) paid by the Company to the Trustees and reinvested in the Whirlpool Stock Fund. A Member who does not affirmatively elect, in accordance with the procedures and rules established by the Trustees, to have cash dividends distributed to the Member prior to the scheduled dividend posting shall be deemed to have elected to have dividends reinvested in the Whirlpool Stock Fund. A Member's election under this Section 7.10 will remain in effect until changed by the Member in accordance with the procedures and rules established by the Trustees.

     7. Section 8.3(e) is hereby deleted in its entirety and the following is hereby substituted in its place to read as follows:

        (e) Nonparticipation Penalty and Other Restriction. A Member who
            ----------------------------------------------
     receives a distribution of tax-deferred deposits after December 31, 2001, on account of hardship shall be prohibited from making tax-deferred deposits and employee contributions under this and all other plans of the Company for 6 months after receipt of the distribution. A Member who received a distribution of tax-deferred deposits in calendar year 2001 on account of hardship shall be prohibited from making tax-deferred deposits and employee contributions under this and all other plans of the Company for the period of 6 months after receipt of the distribution or until January 1, 2002, if later.

     8. Section 9.2(b) of the Plan is hereby amended by adding the following at the end thereof to read as follows:

               (6) Notwithstanding the foregoing, this subsection shall apply to distributions made after December 31, 2001.

                   (a) For purposes of the direct rollover provisions in Section
               9.2(b)(5) of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

                   For purposes of the direct rollover provisions in Section
               9.2(b)(5) of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

                     (b) For purposes of the direct rollover provisions in
               Section 9.2(b)(5) of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

     9. Article IX of the Plan is hereby amended by adding Section 9.9 at the end thereof to read as follows:

          9.9  New Distributable Event. Notwithstanding the foregoing to the
               -----------------------
     contrary, this paragraph shall apply for distributions and severances from employment occurring after January 1, 2002. A Member's tax-deferred deposits, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Member's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

     10.  Article X of the Plan is hereby amended to add the following Sections
10.7 and 10.8 at the end thereof to read as follows:

          10.7  EGTRRA Top-Heavy Rules. This Section shall apply for purposes of
                ----------------------
     determining whether the Plan is a Top-Heavy Plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Section amends any contrary provision in Sections 10.1 through
     10.6 of the Plan.

          (a)  Determination of Top-Heavy Status.
               ---------------------------------

               (1)  Key employee.  Key Employee means any Employee or
                    ------------
          former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of Code Section 415(c)(3) as described in Section 6.1(c) of the Plan. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

               (2) Determination of present values and amounts. This subsection
                   -------------------------------------------
          (a) shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of Employees as of the determination date.

               (3) Distributions During Year Ending on the Determination Date.
                   ----------------------------------------------------------
          The present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

               (4) Employees Not Performing Services During the Year Ending on
                   -----------------------------------------------------------
          the Determination Date. The accrued benefits and Accounts of any
          ----------------------
          individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

          (b)  Minimum Benefits.
               ----------------

               (1) Matching Contributions. Employer Matching Contributions shall
                   ----------------------
          be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the Actual Contribution Percentage Test and other requirements of Code

          Section 401(m).

               (2) Minimum Benefits for Employees Also Covered Under Another
                   ---------------------------------------------------------
          Plan. Minimum benefits for Members also covered under another plan of
          ----
          the Company shall be provided as set forth in Section 10.6 of the Plan.

          10.8 EGTRRA 401(k) Top-Heavy Rules. The Top-Heavy requirements of Code
               -----------------------------
     Section 416 and this Article X of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and Matching Contributions with respect to which the requirements of Code Section 401(m)(11) are met.

     11. In all other respects the Plan, as amended herein, is hereby ratified and confirmed.

     IN WITNESS WHEREOF, WHIRLPOOL CORPORATION has caused this agreement to be executed upon the signatures of its duly qualified officers who have hereto set their hands as of the date first set forth above.

                                                WHIRLPOOL CORPORATION

ATTEST:                                         By:  ___________________________
                                                     David R. Whitwam,
                                                     Chairman of the Board
By:  __________________________________              and Chief Executive Officer
     Robert T. Kenagy, Associate
     General Counsel and Corporate
     Secretary

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